---------------------------------------------------------------



                     AMENDED AND RESTATED SECURITY AGREEMENT

                                      among

                         ENTERPRISE FUNDING CORPORATION,

                                   as Company,

                      UNION ACCEPTANCE FUNDING CORPORATION,

                                    as Seller

                                UAFC CORPORATION,

                                    as Debtor

                          UNION ACCEPTANCE CORPORATION,

                      Individually and as Collection Agent

                           MBIA INSURANCE CORPORATION

                                   as Insurer

                                       and

                             BANK OF AMERICA, N.A.,

                      as Collateral Agent and Bank Investor

                            Dated as of May 12, 2000

         ---------------------------------------------------------------

                                          TABLE OF CONTENTS

                                                                            Page

                                              ARTICLE I

DEFINITIONS

SECTION 1.1  Certain Defined Terms.............................................2
SECTION 1.2  Other Terms......................................................28
SECTION 1.3  Computation of Time Periods......................................28

                                             ARTICLE II

GRANT OF SECURITY INTEREST AND SETTLEMENTS

SECTION 2.1  Grant of Security Interest.......................................28
SECTION 2.2  Carrying Costs, Fees and Other Costs and Expenses................29
SECTION 2.3  Allocations of Collections; Reserve Account Advances;
             Servicer Advances................................................30
SECTION 2.4  Liquidation Settlement Procedures................................33
SECTION 2.5  Fees.............................................................34
SECTION 2.6  Protection of Interest of the Collateral Agent...................34
SECTION 2.7  Payments on Receivables; Application of Payments.................35
SECTION 2.8  Payments and Computations, Etc...................................36
SECTION 2.9  Reports..........................................................36
SECTION 2.10 Collection Account...............................................37
SECTION 2.11 Prefunding Account; Prefunding Interest Reserve Account;
             Interest Reserve Deposits; Interest Reserve Advances;
             Reimbursements...................................................38
SECTION 2.12 Prefunding Account and Prefunding Interest Reserve Account
             Withdrawals......................................................41
SECTION 2.13 Yield Supplement Account, Deposits; Withdrawals..................42
SECTION 2.14 Reserve Account; Withdrawals; Releases; Draws
             on Policy........................................................44
SECTION 2.15 Optional Release.................................................46
SECTION 2.16 Hedging Amounts..................................................50

                                             ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1          Representations and Warranties of the Debtor.............52
SECTION 3.2          Representations and Warranties of the Collection Agent...55
SECTION 3.3          Reaffirmation of Representations and Warranties..........57

                                             ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.1          Conditions to Effectiveness..............................58

                                              ARTICLE V

COVENANTS

SECTION 5.1          Affirmative Covenants of the Debtor, the Seller and UAC..60
SECTION 5.2          Negative Covenants of Debtor, the Seller and UAC.........65
SECTION 5.3          Acceptable Hedging Arrangements..........................67

                                             ARTICLE VI

ADMINISTRATION AND COLLECTIONS

SECTION 6.1          Appointment of Collection Agent..........................68
SECTION 6.2          Duties of Collection Agent...............................68
SECTION 6.3          Collection Agent Defaults................................70
SECTION 6.4          Rights After Designation of New Collection Agent.........71
SECTION 6.5          Responsibilities of the Debtor...........................72

                                             ARTICLE VII

TERMINATION EVENTS

SECTION 7.1          Termination Events.......................................72
SECTION 7.2          Termination..............................................74
SECTION 7.3          Proceeds.................................................76

                                            ARTICLE VIII

THE COLLATERAL AGENT

SECTION 8.1          Duties of the Collateral Agent...........................76
SECTION 8.2          Compensation and Indemnification of Collateral Agent.....78
SECTION 8.3          Representations, Warranties and Covenants of the
                     Collateral Agent.........................................78
SECTION 8.4          Liability of the Collateral Agent........................79
SECTION 8.5          Merger or Consolidation of, or Assumption of the
                     Obligations of, the Collateral Agent.....................82
SECTION 8.6          Limitation on Liability of the Collateral Agent
                        and Others............................................83
SECTION 8.7          Indemnification of the Secured Parties...................83

                                             ARTICLE IX

MISCELLANEOUS

SECTION 9.1          Term of Agreement........................................84
SECTION 9.2          Waivers; Amendments......................................84
SECTION 9.3          Notices..................................................85
SECTION 9.4          Governing Law; Submission to Jurisdiction; Integration...88
SECTION 9.5          Severability; Counterparts...............................89
SECTION 9.6          Successors and Assigns...................................89
SECTION 9.7          Waiver of Confidentiality................................90
SECTION 9.8          Confidentiality Agreement................................90
SECTION 9.9          No Bankruptcy Petition Against the Company...............90
SECTION 9.10         No Recourse Against Stockholders, Officers or Directors..91
SECTION 9.11         Further Assurances.......................................91
SECTION 9.12         Exercise of Rights by Insurer............................91
SECTION 9.13         Characterization of the Transactions Contemplated by
                     the Agreement; Tax Treatment.............................92

                                              EXHIBITS

EXHIBIT A             Credit and Collection Policy

EXHIBIT B             List of Lock-Box Banks and Lock-Box Accounts

EXHIBIT C             Form of Policy

EXHIBIT D             Form of Settlement Statement

EXHIBIT E             Form of UAFC Withdrawal Notice

EXHIBIT F             List of Actions and Suits

EXHIBIT G             Schedule of Locations of Records

EXHIBIT H             List of Subsidiaries, Divisions and
                      Tradenames

EXHIBIT I             Form of Opinion of Barnes & Thornburg

EXHIBIT J             Form of Opinion of Barnes & Thornburg

                               AMENDED AND RESTATED SECURITY AGREEMENT


                  THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement"), dated as of May 12, 2000, by and among UNION ACCEP TANCE FUNDING CORPORATION, an Indiana corporation, as Seller (in such capacity, the "Seller"), UAFC CORPORATION, a Delaware corporation, as debtor (in such capacity, the "Debtor"), UNION ACCEPTANCE CORPORATION, an Indiana corporation ("UAC"), individually and in its capacity as collection agent (in such capacity, the "Collection Agent"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), MBIA INSURANCE CORPORATION, a New York stock insurance company, as financial guaranty insurer (the "Insurer") and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), individually and as collateral agent for the Company, the Bank Investors, and the Insurer (in such capacity, the "Collateral Agent").

                                       PRELIMINARY STATEMENTS

                  WHEREAS, the parties identified in the preceding paragraph desire to amend and restate the Existing Security Agreement (defined below).

                  WHEREAS,   subject  to  the  terms  and   conditions  of  this
Agreement, the Debtor desires to grant a security interest in and to the Receivables and related property including the Debtor's interest in certain retail automotive installment sales contracts;

                  WHEREAS, Union Acceptance Funding Corporation, a Delaware corporation, referred to in the Existing Security Agreement has changed its name to UAFC Corporation and Union Acceptance Funding Corporation, an Indiana corpora tion referred to herein is a new entity;

                  WHEREAS, pursuant to the Insurance Agreement, the Insurer has issued its Policy to provide for the full and timely payment of all amounts of interest due on and principal of the Note;

                  WHEREAS, pursuant to the Note Purchase Agreement, the Debtor has issued the Note to the Company and will be obligated to the holder of the Note to pay the principal of and interest on the Note in accordance with the terms thereof;

                  WHEREAS, the Debtor is granting a security interest in the Collateral to the Collateral Agent, for the benefit of the Secured Parties, to secure the payment and performance of the Debtor of its obligations under this Agreement, the Note, the Note Purchase Agreement and the Insurance Agreement;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                                              ARTICLE I

                                             DEFINITIONS

                  SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Acceptable  Hedging   Arrangement"  shall  have  the  meaning
specified in the Insurance Agreement.

                  "Accrued Interest Component" shall mean, for any Settlement Period, the Interest Component of all Related Commercial Paper outstanding at any time during such Settlement Period which has accrued from the first day through the last day of such Settlement Period, whether or not such Related Commercial Paper matures during such Settlement Period. For purposes of the immediately preceding sentence, the portion of the Interest Component of Related Commercial Paper accrued in a Settlement Period in which Related Commercial Paper has a stated maturity date that succeeds the last day of such Settlement Period shall be computed based on the actual number of days that such Related Commercial Paper was outstanding during such Settlement Period.

                  "Acquisition Subsidiary" shall mean PAC, or any wholly-owned subsidiary of UAC which has entered into (i) agreements with dealers in certain states for the origination or purchase of Receivables, and (ii) an agreement with UAC pursuant to which UAC acquires all Receivables originated or purchased by such Acquisition Subsidiary.

                  "Adjusted LIBOR Rate" means, with respect to any Settlement Period, a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (includ ing, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such Settlement Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Settlement Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

                  "Administrative   Agent"  shall  mean  Bank  of  America,   as
administra tive agent.

                  "Adverse Claim" shall mean a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

                  "Agent" shall mean Bank of America, as agent for the Company and the Bank Investors, and its successors and assigns.

                  "Aggregate Unpaids" shall mean, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Carrying Costs at such time,
(ii) an amount equal to the Company's existing obligations which comprise Carrying Costs thereafter, (iii) the Net Investment at such time, and (iv) all other amounts owed (whether due or accrued) hereunder and under the other Transaction Documents by the Debtor at such time.

                  "Arrangement Fee" shall mean the fee payable by the Debtor to the Administrative Agent pursuant to Section 2.5 hereof, the terms of which are set forth in the Fee Letter.

                  "Available  Funds" shall have the meaning specified in Section
2.3 hereof.

                  "Bank Investors" shall have the meaning specified in the Note Purchase Agreement.

                  "Bank of America" shall have the meaning specified in the preamble hereto.

                  "Base Rate" shall mean, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Liquidity Provider from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider) and (ii) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it plus 2.0%.

                  "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina, Little Rock, Arkansas, Indianapolis, Indiana, or Bonita Springs, Florida are authorized or required by law to close.

                  "Carrying Costs" shall mean for any Settlement Period the sum of:

                           (i) the sum of the  dollar  amount  of the  Company's
obligations for such Settlement Period determined on an accrual basis in accordance with generally accepted accounting principles consistently applied

                           (a) to pay interest  with respect to the  Transferred
Interest pursuant to the provisions of the Liquidity Provider Agreement (such interest to be calculated based on the Adjusted LIBOR Rate, if available, otherwise to be calcu lated at the Base Rate), outstanding at any time during such Settlement Period accrued from the day of the acquisition of the related Transferred Interest through the last day of such Settlement Period whether or not such interest is payable during such Settlement Period;

                           (b) without  duplication of the amounts  described in
clause (a) above, to pay interest, calculated at the Base Rate, with respect to amounts disbursed by the Credit Support Provider in respect of Defaulted Receivables or in respect of shortfalls between the Assignment Amount obtained by the Company upon the assignment of the Transferred Interest to the Bank Investors and the Net Investment, outstanding at any time during such Settlement Period accrued from the first day through the last day of such Settlement Period whether or not such interest is payable during such Settlement Period;

                           (c) to pay the Accrued Interest  Component of Related
Commercial Paper with respect to any Settlement Period (it being understood that to the extent the Company has obtained funding under the Liquidity Provider Agree ment or a Credit Support Agreement, the Company will not obtain duplicative funding in the commercial paper markets);

                           (d)      to pay the Dealer Fee;

                           (e) to pay any  servicing  compensation  payable to a
successor Collection Agent appointed pursuant to Section 6.1 of this Agreement;

                           (f) to reimburse any successor  Collection  Agent for
any Interest Reserve Advances made by such successor Collection Agent and not previously reimbursed;

                           (g) to pay any past due  amounts  not paid in  clause
(a), (b) and (c) with respect to prior Settlement Periods;

                           (h) to pay the costs of the Company  with  respect to
the Yield Protection Provision, which amounts paid pursuant to this clause (h) shall not exceed 1.00% per annum of the Net Investment; and

                           (ii) the Program  Fee,  the  Administrative  Fee, and
Liquidity Fee accrued from the first day through the last day of such Settle ment Period whether or not such amount is payable during such Settlement Period the sum of which amounts shall not exceed 0.17% per annum of the Net Investment plus 0.11% per annum of the Facility Limit.

                  During any Settlement Period during which the Bank Investors have (x) advanced funds with respect to a Funding or (y) acquired an interest in the Note, in lieu of the amounts described in clauses (i)(c) and (i)(d) above, Carrying Costs shall include interest on the daily average Net Investment for the related Settlement Period at the Adjusted LIBOR Rate, or if such rate is unavailable, at the Base Rate, or if an Insurer Default and a Termination Event shall have occurred and be continu ing, at the Base Rate plus 2.00%.

                  "Closing Date" shall mean September 18, 1998.

                  "Collateral" shall have the meaning specified in Section 2.1 hereof; provided, that the term "Collateral" specifically excludes Modified Receivables.

                  "Collateral Agent" shall mean Bank of America, as collateral agent for the Secured Parties, and its successors and assigns.

                  "Collections" shall mean, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limita tion, all Finance Charges, if any, and any refunded portion of extended warranty protection plan costs or of insurance costs (for example, physical damage, credit life or disability) included in the original amount financed under such Receivable, and cash proceeds of Related Security with respect to such Receivable, provided that amounts received in respect of a Receivable which constitute, in accordance with the Credit and Collection Policy, a payment of a late payment charge, insufficient funds charge or a prepayment charge will not be considered a Collection and shall be retained by the Collection Agent and not deposited into the Collection Account.

                  "Collection Account" shall mean the account established by the Collateral Agent, for the benefit of the Secured Parties, pursuant to Section 2.10.

                  "Collection  Agent"  shall  mean at any time the  Person  then
authorized   pursuant  to  Section  6.1  to  service,   administer  and  collect
Receivables.

                  "Collection Agent Default" shall have the meaning specified in
Section 6.3.

                  "Commercial Paper" shall mean the promissory notes of the Company issued by the Company in the commercial paper market.

                  "Commitment" shall have the meaning specified in the Note Purchase Agreement.

                  "Commitment Termination Date" shall mean September 7, 2000, or such later date to which the Commitment Termination Date may be extended by the Debtor, the Agent and the Bank Investors not later than 30 days prior to the then current Commitment Termination Date.

                  "Company" shall have the meaning specified in the preamble hereto.

                  "Conduit Assignee" shall have the meaning specified in the Note Purchase Agreement.

                  "Contract" shall mean any and all retail installment sales contracts or installment notes and security agreements relating to the sale of a new or used automobile, light duty truck or van and other writings related thereto now existing and hereafter created or acquired by UAC (or in the case of certain Receivables existing on the Cut-Off Date, created or acquired by PAC or UAC d/b/a PAC) and assigned from time to time to (i) the Debtor pursuant to the Sale and Purchase Agreement or the PFC Sale and Purchase Agreement, as applicable, (ii) the Seller pursuant to the UAFC Sale and Purchase Agreement which shall subsequently be assigned from the Seller to the Debtor pursuant to the UAFCC Sale and Purchase Agreement or (iii) the Debtor from a Warehouse pursuant to a Warehouse Transfer Agreement.

                  "Credit and Collection Policy" shall mean the Collection Agent's credit and collection policy or policies and practices relating to "prime" and "non- prime" automobile installment sales contracts, existing on the date hereof and referred to in Exhibit A attached hereto, as amended, supplemented or otherwise modified and in effect from time to time in compliance with Section 5.2(d).

                  "Credit Support Agreement" shall mean the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "Credit Support Provider" shall mean the Person or Persons who will provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "Cut-Off Date" shall mean September 17, 1998.

                  "Dealer Fee" shall mean the fee payable by the Debtor to the Collat eral Agent, pursuant to Section 2.5 hereof, the terms of which are set forth in the Fee Letter.

                  "Debtor" shall mean UAFC Corporation, a Delaware corporation (known under the Existing Security Agreement as Union Acceptance Funding Corporation, a Delaware corporation).

                  "Defaulted Receivable" shall mean, for any Settlement Period, a Receivable: (i) as to which any payment (in excess of $10.00), or part thereof (in excess of $10.00), remains unpaid for 120 days or more as of the last day of such Settlement Period; (ii) which has been or should have been identified by the Collec tion Agent as uncollectible in accordance with the Collection Agent's customary practices on or before the last day of such Settlement Period; or
(iii) as to which the related Financed Vehicle has been repossessed from the Obligor.

                  "Delinquent Receivable" shall mean a Receivable: (i) as to which any payment, or part thereof (provided that such part is in excess of $10.00), remains unpaid for more than thirty (30) days from the due date for such payment and (ii) which is not a Defaulted Receivable.

                  "Determination   Date"  shall  mean,   with  respect  to  each
Remittance Date, the second Business Day preceding such Remittance Date.

                  "Duff  &  Phelps"  shall  mean  Duff &  Phelps  Credit  Rating
Company.

                  "Eligible Institution" shall mean the Collateral Agent or any other depository institution organized under the laws of the United States or any one of the States thereof including the District of Columbia, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt rating of at least "A-1+" and "P-1" from Standard & Poor's and Moody's, respectively, and of at least "D-1+" from Duff & Phelps, if such institution is rated by Duff & Phelps, and of at least "F-1+" from Fitch, if such institution is rated by Fitch.

                  "Eligible Investments" shall mean (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch or agency of any foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than any such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody's and Standard & Poor's of at least "P-1" and "A-1+", respec tively, and from Duff & Phelps of at least "D-1+", if such investment is rated by Duff & Phelps, and from Fitch of at least "F-1+", if such investment is rated by Fitch, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and Standard & Poor's and Duff & Phelps, if such investment is rated by Duff & Phelps, and Fitch, if such investment is rated by Fitch; (iii) certificates of deposit having, at the time of the investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of at least "P-1" and "A-1+", respectively, and from Duff & Phelps of at least "D-1+", if such certificates of deposit are rated by Duff & Phelps, and from Fitch of at least "F-1", if such certificates of deposit are rated by Fitch; or (iv) investments in money market funds rated in the highest investment category, (b) demand deposits in the name of the Secured Parties or the Collateral Agent on behalf of the Secured Parties in any depository institution or trust company referred to in (a)(ii) above, (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of the investment or contractual commitment to invest therein, a credit rating from Moody's and Standard & Poor's of at least "P-1" and "A-1+", respectively, and from Duff & Phelps of at least "D-1+", if such commercial paper is rated by Duff & Phelps, and from Fitch of at least "F-1", if such commercial paper is rated by Fitch, (d) Eurodollar time deposits having a credit rating from Moody's and Standard & Poor's of at least "P-1" and "A-1+", respec tively, and from Duff & Phelps of at least "D-1+", if such deposits are rated by Duff & Phelps, and from Fitch of at least "F-1", if such deposits are rated by Fitch, and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of the investment therein, a rating from Moody's and Standard & Poor's of at least "P-1" and "A-1+", respectively, and from Duff & Phelps of at least "D-1+", if such party is rated by Duff & Phelps, and from Fitch of at least "F-1", if such party is rated by Fitch.

                  "Eligible Receivable" shall mean, at any time, any Receivable:

                                    (i)     (A) which shall have been either (x)
         originated by or through a factory authorized dealer, a nationally recognized rental car outlet, or a nationally recognized used car superstore, in each case located in the United States and which, together with the Contract related thereto, shall have been validly assigned by such dealer to an Acquisition Subsidiary or UAC or pursuant to the terms of such Contract, for the retail sale of the related Financed Vehicle in the ordinary course of its business, shall have been validly assigned to UAC if such Receivable had been assigned by such a dealer to an Acquisition Subsidiary (other than PAC) or to PFC if such Receivable had been assigned by such a dealer to PAC or UAC d/b/a PAC, shall have been fully and properly executed by the parties thereto, and shall have been advanced directly to or for the benefit of the Obligor for the purchase of the related Financed Vehi cle, or (y) originated by an Acquisition Subsidiary or UAC for the retail sale of the related Financed Vehicle in the ordinary course of its business, shall have been validly assigned to UAC if such Receivable had been originated by an Acquisition Subsidiary (other than PAC) or to PFC if such Receivable had been originated by PAC or UAC d/b/a PAC, shall have been fully and properly executed by the parties thereto, and shall have been advanced directly to or for the benefit of the Obligor for the purchase of the related Financed Vehicle, (B) shall have been sold by UAC or PFC to the Debtor pursuant to the Sale and Purchase Agreement or the PFC Sale and Purchase Agreement, as applicable or shall have been sold by UAC to the Seller pursuant to the UAFC Sale and Purchase Agreement and subsequently sold by the Seller to the Debtor pursuant to the UAFCC Sale and Purchase Agree ment, or to the Debtor by another Warehouse pursuant to a Ware house Transfer Agreement and to which Debtor has good title thereto, free and clear of all Adverse Claims and
         (C) the Contract related to which shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for the realization against the collateral of the benefits of the security pro vided thereby;

                           (ii)  the   Obligor  of  which  is  recorded  in  the
         Collection Agent's records as having a United States billing address, is a natural person, and is not a government or a governmental subdi vision or agency;

                           (iii) which is not a Defaulted Receivable at the time of the initial creation of an interest of the Company therein;

                           (iv) which is not a Delinquent Receivable at the time of the initial creation of an interest of the Company therein provided, however, that if a Receivable is a Delinquent Receivable at the time of initial creation of an interest of the Company and at any time subsequently is not a Delinquent Receivable, such Receivable may become an Eligible Receivable from such time going forward;

                           (v) which, according to the Contract related thereto, shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from such level payment) that fully amortize the amount financed over the original term;

                           (vi) the Contract related thereto shall pro vide for the calculation of interest payable thereunder under either the "simple interest" or "Rule of 78's" or the "sum of the periodic time balances" method;

                           (vii) the Contract related to which provides for no more than 84 monthly payments;

                           (viii) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

                           (ix) which is "chattel  paper"  within the meaning of
         Article 9 of the Relevant UCC, and which is secured by a first priority perfected lien on the related Financed Vehicle, free and clear of any Adverse Claim or for which all necessary steps to result in such a first priority perfected lien shall have been taken;

                           (x) which is denominated and payable only in United States dollars in the United States;

                           (xi) which arises under a Contract that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any offset, counterclaim or other defense at such time;

                           (xii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Regula tions B and Z of the Federal Reserve Board, various state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                           (xiii) which (A) satisfies all applicable re quirements of the Credit and Collection Policy and is a Prime Receiv able or a Non-Prime Receivable, (B) arises under a Contract which does not require the Obligor under such Contract to consent to the transfer of the rights and duties of the Debtor or the Seller under such Contract, and which does not contain a confidentiality provision that purports to restrict the ability of the Company to exercise its rights under this Agreement, including, without limitation, its right to review the Contract, (C) arises under a Contract with respect to which UAC, any Acquisition Subsidiary, the Seller and the Debtor have each performed all obligations required to be performed by them thereun der, and delivery of the Financed Vehicle to the related Obligor has occurred, and (D) complies with such other criteria and requirements as the Company may from time to time reasonably specify to the Debtor following sixty (60) days' notice; and

                           (xiv) the Obligor of which has been directed to make all payments to a specified account of the Collection Agent.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

                  "ERISA Affiliate" means, with respect to any Person, (i) any corpora tion which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code of 1986 (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

                  "Event of Bankruptcy",  with respect to any Person, shall mean
(i) that such Person shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composi tion of it or its debts under any law relating to bankruptcy, insolvency or reorganiza tion or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (ii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clause (i).

                  "Excess Delinquent Receivables Balance" shall mean an amount, calculated on the day a Take-Out occurs and for each day until the next Take-Out occurs, equal to the excess, if any, of (i) the Outstanding Balance of all Delinquent Receivables which are also Eligible Receivables at any time of determination over (ii) the product of 2.5% and the Net Receivables Balance (calculated without giving effect to clause (iv) of the definition thereof) at any time of determination; provided, that if the Excess Delinquent Receivables Balance shall, at any time since the most recent Take-Out, be less than or equal to zero, the Excess Delinquent Receivables Balance shall be deemed to be zero from such time until the next Take-Out shall occur.

                  "Existing   Security   Agreement"   shall  mean  the  Security
Agreement, dated as of September 18, 1998 among UAC, the Debtor, the Collateral Agent, the Insurer and the Company.

                  "Face Amount" shall mean (i) with respect to Commercial Paper issued on a discount basis, the face amount stated therein, and (ii) with respect to Commercial Paper which is interest-bearing, the principal amount of and interest accrued and to accrue on such Commercial Paper to its stated maturity.

                  "Facility Limit" shall mean $500,000,000.

                  "Fee Letter" shall mean the letter agreement dated the date hereof between the Debtor, the Collateral Agent and the Company, as amended, modified or supplemented from time to time.

                  "Finance Charges" shall mean, with respect to a Contract, any finance, interest or similar charges owing by an Obligor or another Person pursuant to such Contract.

                  "Financed Vehicle" shall mean, with respect to a Receivable, any new or used automobile, van or light-duty truck, together with all accessories thereto, securing the related Obligor's indebtedness thereunder.

                  "Fitch" shall mean Fitch IBCA, Inc.

                  "Funding" shall have the meaning specified in the Note Purchase Agreement.

                  "Funding Date" shall have the meaning specified in the Note Purchase Agreement.

                  "Hedge Proceeds  Account" shall have the meaning  specified in
Section 2.16(a).

                  "Initial Funding" shall have the meaning specified in the Note Purchase Agreement.

                  "Insurance Agreement" shall mean that certain Amended and Restated Insurance and Reimbursement Agreement, dated as of May 12, 2000, among the

Collection Agent, the Debtor, the Seller, the Collateral Agent and the Insurer as amended, redefined or supplemented from time to time.

                  "Insurer" shall mean MBIA Insurance Corporation, a New York stock insurance company.

                  "Insurer Default" shall mean, at any time, any failure by the Insurer to make any payment when due under the Insurance Agreement or under the Policy.

                  "Interest Component" shall mean, with respect to Commercial Paper issued (i) on a discount basis, the portion of the Face Amount of such Commercial Paper representing the discount incurred in respect thereof and (ii) on an interest- bearing basis, the interest payable on such Commercial Paper at its maturity pro vided, however, that if any component of such rate is a discount rate in calculating the Interest Component, the rate used to calculate such component of such rate shall be a rate resulting from converting such discount rate to an interest bearing equiva lent rate per annum.

                  "Interest Reserve Advance" shall mean, with respect to any Remit tance Date, the amount, if any (which shall not be less than zero), equal to (i) the product of (x) the daily weighted average amount on deposit in the Prefunding Account during the preceding Settlement Period, (y) the Targeted Interest Rate for such Settlement Period (on a per annum basis) and (z) a fraction the numerator of which is the number of days in such Settlement Period and the denominator of which is 360 minus (ii) the amount earned during the preceding Settlement Period on amounts on deposit in the Prefunding Account.

                  "Interest Reserve Deposit" shall have the meaning specified in
Section 2.11.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "LIBOR Rate" means, with respect to any Settlement Period, the rate determined by Bank of America to be (i) the per annum rate for deposits in U.S. Dollars for a term of one month which appears on the Telerate Page 3750 Screen on the day that is two London Business Days prior to the first day of such Settlement Period except, that if such first day of the Settlement Period is not a Business Day, then the first preceding day that is a Business Day (rounded upwards, if necessary, to the nearest 1/100,000 of 1%), (ii) if such rate does not appear on the Telerate Page 3750 Screen, the term "LIBOR Rate" with respect to that Settlement Period shall be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100,000 of 1%) of the offered quotations obtained by Bank of America from four major banks in the London interbank market selected by Bank of America (the "Reference Banks") for deposits in U.S. Dollars to leading banks in the London interbank market as of approximately 11:00 a.m. (London time) on the day that is two London Business Days prior to the first day of such Settlement Period, unless such first day of the Settlement Period is not a Business Day, in which case, the first preceding day that is a Business Day or (iii) if fewer than two Reference Banks provide Bank of America with such quotations, the LIBOR Rate shall be the rate per annum which Bank of America determines to be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100,000 of 1%) of the offered quotations which leading banks in New York City selected by Bank of America are quoting in the New York interbank market on such date for deposits in U.S. dollars to the Reference Banks or; if fewer than two such quotations are available, to leading European and Canadian banks.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

                  "Liquidity Provider Agreement" shall mean the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "Liquidity Provider" shall mean the Person or Persons who provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "Lock-Box   Account"   shall  mean  an  account  or   accounts
maintained by the Collection Agent at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

                  "Lock-Box Bank" shall mean each of the banks set forth in Exhibit B hereto and such banks as may be added thereto or deleted therefrom pursuant to Section 2.6.

                  "London Business Day" shall mean any day which is a Business Day and also is a day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London.

                  "Majority Investors" shall have the meaning specified in the Note Purchase Agreement.

                  "Minimum Required APR" shall mean, as of any date of determina tion, the greater of (i) the money market yield of the rate quoted on a discount basis for commercial paper having a thirty (30) day maturity, as made available and subsequently published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper" plus 1.40% per annum and (ii) the current yield to maturity of the United States Treasury Security having a maturity of two years (or if there is more than one such security, the average of the yields to maturity thereof) plus 1.63% per annum.

                  "Modified Receivable" means indebtedness owed to the Debtor by an Obligor (without giving effect to any transfer under this Agreement) under a Con tract which has been modified and is classified as a type 44, 45, 74 or 75 receivable in the Debtor's records, whether constituting an account, chattel paper, instrument or general intangible, arising out of or in connection with the sale of new or used automobiles, vans or light-duty trucks or the rendering of services by the originating dealer in connection therewith, and includes the right of payment of any finance charges and other obligations of the Obligor with respect thereto.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Negative Carry" shall mean, with respect to any Prefunding Date, a percentage equal to (i) for the amount on deposit in the Prefunding Account by the Company, (a) the money market yield of the rate quoted on a discount basis for commercial paper having a thirty (30) day maturity, as made available and subse quently published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper", plus (b) 1.40%, minus (c) the Targeted Interest Rate; (ii) for the amount on deposit in the Prefunding Account funded by the Bank Investors, (a) the LIBOR Rate, (b) plus 1.40%, minus (c) the Targeted Interest Rate.

                  "Net Asset Test" shall have the meaning specified in the Note Purchase Agreement.

                  "Net Investment" shall mean the sum of (i) all amounts paid to the Debtor for the Initial Funding plus (ii) the cumulative amount of Prefunding Deposits minus (iii) the aggregate amount released from the Prefunding Account and applied to reduce the Net Investment pursuant to Section 2.12, minus (iv) the aggregate amount released from the Prefunding Interest Reserve Account and applied to reduce the Net Investment pursuant to Section 2.12, minus (v) the sum of (a) the aggregate amount of Receipts of Principal on deposit in the Collection Account, plus (b) the aggregate amount of Receipts of Principal which have been received by the Collec tion Agent on or prior to any date of determination but have not yet been deposited in the Collection Account (if such Receipts of Principal are not so deposited therein within 2 Business Days of the receipt thereof by the Collection Agent the "Net Investment" shall thereupon be recalculated, effective as of the original date of determination, without giving effect to such Receipts of Principal) plus (c) the aggregate amount of Collections received and applied by the Company to reduce such Net Investment pursuant to Section 2.3, minus (vi) draws on the Policy distrib uted and applied in reduction of Net Investment, and minus (vii) the aggregate amount of funds received and applied to reduce such Net Investment pursuant to Sections 2.7,
2.15 and 2.16; provided that the Net Investment shall be restored in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; provided further, that as to the Insurer, draws made under the Policy will not reduce the principal amount due under the Note.

                  "Net Negative Hedging Amounts" shall mean, as of any Remittance Date, an amount equal to the amount by which (i) the aggregate amount of losses incurred by the Debtor on any Acceptable Hedging Arrangements during the related Settlement Period and any prior Settlement Periods exceeds (ii) the sum of (x) the aggregate amount of gains retained by the Collection Agent on any Acceptable Hedging Arrangements during the related Settlement Period and any prior Settlement Periods and (y) amounts distributed to the Collection Agent pursuant to Section 2.3(a)(xiii) on any prior Remittance Date.

                  "Net Receivables Balance" means at any time the Outstanding Balance of the Eligible Receivables at such time reduced by the sum of (i) the amount by which the aggregate Outstanding Balance of Undocumented Receivables exceeds $15,000,000, plus (ii) the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables, plus (iii) the amount, if any, by which the aggregate outstanding Balance of all Eligible Receivables which are Non-Prime Receivables exceeds the product of (x) 5% and (y) the Outstanding Balance of all Eligible Receivables, plus (iv) the Excess Delinquent Receivables Balance.

                  "Net Yield" shall mean, as calculated on each Determination Date, the product of (i) 12 and (ii) a fraction, the numerator of which is (x) the Available Funds less the aggregate amount of Carrying Costs accrued during the related Settlement Period less the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during the related Settlement Period net of the aggregate amount of recoveries received during such Settlement Period, and the denominator of which is (y) the average daily Net Investment for such Settlement Period. The Net Yield shall be expressed as a percentage.

                  "Non-Prime Percentage" shall mean the Net Receivables Balance of all Non-Prime Receivables divided by the Net Receivables Balance.

                  "Note" shall have the meaning specified in the Note Purchase Agree ment.

                  "Non-Prime   Receivable"   shall  mean  an  account  which  is
identified on the Collection Agent's master servicing record as a "type 14" account.

                  "Noteholder's Percentage" shall mean an amount equal to 100% less the product of (i) 2, and (ii) the amount, if any, by which the Target Net Yield exceeds the Net Yield as of the most recent Determination Date. The Noteholder's Percentage shall initially equal 100%

                  "Note Purchase Agreement" shall mean that certain Amended and Restated Note Purchase Agreement, dated as of May 12, 2000, among the Debtor, the Company, the Bank Investors and the Agent as amended, restated and supple mented from time to time.

                  "Obligor" shall mean a Person obligated to make payments pursuant to a Contract.

                  "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumen tality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Other Transferor" shall have the meaning specified in the Note Purchase Agreement.

                  "Outstanding Balance" of a Receivable at any time shall mean the amount advanced under the related Contract toward the purchase price of the related Financed Vehicle and related costs minus all Receipts of Principal received with respect to such Receivable.

                  "PAC"  shall  mean  Performance  Acceptance  Corporation,   an
Indiana corporation, and its successors and assigns, including UAC and UAC d/b/a PAC.

                  "Person" shall mean any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

                  "PFC" shall mean Performance Funding Corporation, a Delaware corporation, and its successors and assigns.

                  "PFC Sale and Purchase Agreement" shall mean the Purchase and Assignment Agreement, dated as of February 28, 1998, among the Debtor, as purchaser, and PFC, as seller, as amended to the date hereof and as amended, modified or supplemented from time to time hereafter.

                  "Policy" shall mean that certain financial guaranty insurance policy, substantially in the form attached hereto as Exhibit C.

                  "Potential Termination Event" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

                  "Prefunding Account" shall mean the account established by the Collateral Agent, for the benefit of the Secured Parties, pursuant to Section 2.11.

                  "Prefunding Date" shall mean the 1st calendar day of each month (or if such day is not a Business Day, the next succeeding Business Day) and such other dates which are agreed upon by the Debtor and the Agent at least one Business Day in advance; provided, that there shall in no event be more than two additional Prefunding Dates in any period between any two Remittance Dates (without Agent approval) and provided, further, that no Prefunding Date shall occur on and after the Termination Date.

                  "Prefunding Deposit" shall have the meaning specified in the Note Purchase Agreement.

                  "Prefunding Interest Reserve Account" shall mean the account established by the Collateral Agent, for the benefit of the Secured Parties, pursuant to Section 2.11.

                  "Prefunding Period" shall mean, with respect to any Prefunding Date, the period from such date to the succeeding Prefunding Date.

                  "Premium" shall have the meaning specified in the Insurance Agree ment.

                  "Prime Receivable" shall mean an account which is identified on the Collection Agent's master servicing record as a "type 24" account.

                  "Proceeds"   shall  mean  "proceeds"  as  defined  in  Section
9-306(1) of the Relevant UCC.

                  "Receipts of Interest" shall mean that portion of the Collections with respect to the Receivables which are properly designated as Finance Charges in accordance with the Credit and Collection Policy, together with (i) any recoveries in respect of Defaulted Receivables and Related Security with respect thereto, and (ii) amounts considered to be "Receipts of Interest" pursuant to Sections 2.7, 2.10 and 2.15.

                  "Receipts of Principal" shall mean all Collections, other than those designated as Receipts of Interest, together with all amounts considered to be "Receipts of Principal" pursuant to Sections 2.7 and 2.15, provided, that Collections constituting a refund of all or any portion of extended warranty protection plan costs or of insurance costs (for example, physical damage, credit life or disability) in cluded in the original amount financed under a Receivable (other than a Defaulted Receivable) shall be considered a Receipt of Principal.

                  "Receivable" shall mean indebtedness owed to the Debtor by an Obligor (without giving effect to any transfer hereunder) under a Contract, whether constituting an account, chattel paper, instrument or general intangible, arising out of or in connection with the sale of new or used automobiles, vans or light-duty trucks or the rendering of services by the originating dealer in connection therewith, and includes the right of payment of any Finance Charges and other obligations of the Obligor with respect thereto. Notwithstanding the foregoing, once the Collateral Agent has released its security interest in a Receivable and the related Contract pursuant to Section
2.7 or Section 2.15 hereof, it shall no longer constitute a Receiv able hereunder. The term "Receivable" specifically excludes Modified Receivables.

                  "Records" shall mean all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

                  "Regulation  D"  shall  mean  Regulation  D of  the  Board  of
Governors  of  the  Federal  Reserve  System,   as  the  same  may  be  amended,
supplemented or otherwise modified and is effect from time to time.

                  "Related Commercial Paper" shall mean Commercial Paper issued by the Company the proceeds of which were used to acquire, or refinance the acquisi tion of, an interest in the Net Investment with respect to the Debtor.

                  "Related Security" shall mean with respect to any Receivable:

                           (i) all of the Debtor's interest in the Fi nanced Vehicles (including repossessed vehicles) or in any document or writing evidencing any security interest in any Financed Vehicle and all of the Debtor's interest in all rights to payment under all insurance contracts with respect to a Financed Vehicle, including, without limitation, any monies collected from whatever source in connection with any default of an Obligor with respect to a Financed Vehicle and any proceeds from claims or refunds of premiums on any physical damage, lender's single interest, credit life, disability and hospitalization insurance policies covering Financed Vehicles or Obligors;

                           (ii) all of the Debtor's interest in all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of the Contract related thereto, whether pursuant to such Contract or otherwise, together with all financing statements signed by an Obligor and security agreements describing any collateral securing such Contract;

                           (iii) all of the Debtor's interest in all guaran ties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receiv able or otherwise;

                           (iv) all of the Debtor's interest in all rights to payment under all service contracts and other contracts and agree ments associated with such Receivables and all of the Debtor's interest in all recourse rights against the dealers (excluding any rights in any dealer reserve);

                           (v) all of the Debtor's interest in all Re cords, documents and writings evidencing or related to such Receiv ables or the Contracts; and

                           (vi) all Proceeds of the foregoing.

                  "Relevant UCC" shall mean the Uniform Commercial Code as from time to time in effect in all applicable jurisdictions.

                  "Remittance Date" shall mean, for each Settlement Period, the tenth (10th) day of the next succeeding calendar month; provided that if such day is not a Business Day, then the Remittance Date shall be the next succeeding Business Day.

                  "Required Reserve Account Amount" shall mean, at any time of determination, an amount equal to the product of (a) the Required Reserve Account Percentage and (b) the Net Investment divided by the Noteholder's Percentage.

                  "Required   Reserve   Account   Percentage"   shall  mean  the
percentage specified in the following table corresponding to the percentage of Non-Prime Receivables in relation to the Net Receivables Balance:

Percentage of Non-Prime Receivables   Required Reserve Account Percentage
2.51% or greater                      3.00%
0.0 to 2.50%                          2.75%


                  "Required Yield Deposit Amounts" shall have the meaning specified in Section 2.13(a).

                  "Reserve  Account" shall have the meaning specified in Section
2.14 hereof.

                  "Reserve Account Advance" shall mean any advance made pursuant to Section 2.3(c) from amounts on deposit in the Reserve Account.

                  "Reserve Account Guaranty" shall mean the amount available pursuant to any guaranty of the amount required to be kept in the Reserve Account pursuant to this Agreement and the other Transaction Documents. Any
Reserve Account Guaranty shall be rated at least investment grade by S&P and Moody's.

                  "S&P" shall mean Standard & Poor's Ratings Services, a Division of the McGraw Hill Companies.

                  "Sale and Purchase Agreement" shall mean, as applicable, either or both of (i) the Amended and Restated Sale and Purchase Agreement dated as of December 23, 1996, between the Debtor, as purchaser, and UAC, as seller, and (ii) the Amended and Restated Sale and Purchase Agreement dated as of December 23, 1996, between PFC, as purchaser, and UAC, as seller, each as amended to the date hereof and as amended, modified or supplemented from time to time hereafter.

                  "Secured Parties" shall mean the Company, the Bank Investors and the Insurer.

                  "Securities Intermediary" shall mean Bank of America, and any other entity acting in the capacity of a "securities intermediary" as defined in
Section 8- 102(14) of the UCC.

                  "Securitization" shall mean a structured finance transaction estab lished by or on behalf of the Debtor or an affiliate, to which the released Contracts and related Receivables will be subject.

                  "Seller" shall have the meaning specified in the preamble hereto.

                  "Servicer Advance" shall have the meaning specified in Section 2.3(c).

                  "Servicing Fee" shall mean, for any Settlement Period, the fee payable pursuant to Section 2.3 on the related Remittance Date by the Company to the Collection Agent, in an amount equal to 1.0% per annum on the amount of the aggregate Outstanding Balance of the Receivables as of the first day of such Settle ment Period.

                  "Settlement Period" shall mean any calendar month, provided that the initial Settlement Period shall commence on the Cut-Off Date and end on October 31, 1998.

                  "Settlement Statement" shall mean a report, in substantially the form of Exhibit D or in such other form as is mutually agreed to by the Debtor and the Company, furnished by the Collection Agent to the Collateral Agent, the Agent, Moody's, S&P and the Insurer on each Determination Date pursuant to Section 2.9.

                  "Subsidiary" of a Person shall mean any corporation more than 50% of the outstanding voting securities of which, and any partnership more than 50% of the partnership interests of which, shall at any time be owned or
controlled,   directly  or  indirectly,  by  such  Person  or  by  one  or  more
Subsidiaries of such Person or any similar business organization which is so owned or controlled.

                  "Take-Out" shall mean the release, pursuant to Section 2.15(a) or 2.15(d), excluding releases due to Warehouse Transfers, by the Collateral Agent of Receivables and the Contracts related thereto. In order to qualify as a "Take-Out", the Take-Out Percentage shall be no greater than 10%.

                  "Take-Out Percentage" shall mean, with respect to any Securitization, the percentage equal to (A) 100% minus (B) a fraction (expressed as a percentage) equal to (i) the aggregate Outstanding Balance of the Receivables being released pursuant to such Securitization divided by (ii) the Net Receivables Balance as of the cut-off date applicable to such Securitization.

                  "Targeted Interest Rate" for any Settlement Period shall mean 2.5% or such lower rate set forth in a written notice by the Agent to the Debtor and the Collection Agent, such other rate to be effective three (3) Business Days after the date of such notice.

                  "Target Net Yield" shall mean 5.0%

                  "Termination Date" shall mean the earliest of (i) that Business Day designated by the Debtor to the Agent as the Termination Date at any time following 60 days' written notice to the Agent, (ii) the date of termination of the liquidity commitment of the Liquidity Provider under the Liquidity Provider Agreement, (iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the day on which a Termination Event occurs pursuant to Section 7.1, (v) two business days prior to the Commitment Termination Date, or (vi) September 7, 2000, unless extended prior to such date pursuant to a Revolving Period Extension (as defined in the Insurance Agreement).

                  "Termination Event" shall mean an event described in Section 7.1.

                  "Transaction Documents" shall mean this Agreement, the Note Purchase Agreement, the Note, the Sale and Purchase Agreement, the UAFC Sale and Purchase Agreement, the UAFCC Sale and Purchase Agreement, the Insurance Agreement, the Policy, the Fee Letter and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

                  "Transferred   Interest"   shall   mean,   at  any   time   of
determination, an undivided interest in the Note.

                  "UAC" shall mean Union Acceptance Corporation, an Indiana corporation, and its successors.

                  "UAFC" shall mean Union Acceptance Funding Corporation, an Indiana corporation, and its successors and assigns.

                  "UAFC Sale and Purchase Agreement" shall mean the sale and purchase agreement dated as of May 12, 2000, between the Seller, as purchaser and UAC, as seller.

                  "UAFCC" shall mean UAFC Corporation, a Delaware corporation, and its successors and assigns, previously known as Union Acceptance Funding Corporation a Delaware corporation.

                  "UAFCC Sale and Purchase Agreement" shall mean the sale and purchase agreement dated as of May 12, 2000, between the Debtor, as purchaser, and UAFC, as seller.

                  "UARC" shall mean Union Acceptance Receivables Corporation, a Delaware corporation, and its successors and assigns and assigns or any other special purpose company agreed to by UAC and the Agent.

                  "Undocumented Receivable" shall mean any Receivable as to which, at the time of the assignment of such Receivable and the Contract related thereto to UAC or an Acquisition Subsidiary by the dealer which originated such Receivable or at the time of the origination of such Receivable by UAC or such Acquisition Subsidiary, the Collection Agent shall not have received from the dealer and the related Obligor all documentation required to be received by the Collection Agent pursuant to the Credit and Collection Policy.

                  "Warehouse" shall mean UAFC Corporation, UAFC-1 Corporation or UAFC-2 Corporation.

                  "Warehouse Transfer" shall mean the transfer of Receivables pursuant to a Warehouse Transfer Agreement.

                  "Warehouse   Transfer  Agreement"  shall  mean  any  agreement
pursuant to which the Debtor purchases Receivables from or sells Receivables to a Ware house, which agreement shall be acceptable to the Agent and the Insurer.

                  "Withdrawal  Notice"  shall  have  the  meaning  specified  in
Section 2.12(a).

                  "Year-end Receivable Transfer" shall mean the transfer of Receiv ables from the Debtor to UARC or to the Debtor from UARC solely for the purpose of minimizing Florida intangible tax.

                  "Yield Protection Provision" shall mean the compensation of the Company and the Bank Investors by the Debtor of the Company's and the Bank Investors' costs due to increased taxes, reserve and funding costs as described in Section 4.2 of the Note Purchase Agreement.

                  "Yield Supplement Account" shall mean the account established by the Collateral Agent, for the benefit of the Company, pursuant to Section 2.13.

                  SECTION 1.2 Other Terms. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Note Purchase Agreement, and shall include in the singular number the plural and in the plural number the singular. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in
Article 9 of the Relevant UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                  SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" each shall mean "to but excluding."

                                             ARTICLE II

                             GRANT OF SECURITY INTEREST AND SETTLEMENTS

                  SECTION 2.1 Grant of Security Interest. As security for the prompt and complete payment of the Note and the performance of all of the Debtor's obligations under the Note, the Note Purchase Agreement, the Insurance Agreement, this Agreement and the other Transaction Documents, the Debtor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, without recourse except as provided herein, a security interest in and continuing Lien on all of the Debtor's property, in existence on the Cut-Off Date or thereafter acquired and wherever located, including, without limitation, all of its right, title and interest in, to and under all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, cash, deposit accounts, certificates of deposit, goods, letters of credit, securities, investment property, financial assets or security entitlements (all of the foregoing, collectively, the "Collateral"); provided, that once the Company has released its interest in a Receivable and the related Contract pursuant to Section 2.7 or 2.15 hereof, such Receivable and related Contract shall no longer be part of the Collateral.

                  In connection with such grant, the Debtor agrees to record and file, at its own expense, financing statements with respect to the Collateral now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the first priority security interest of the Collateral Agent in the Collateral, and to deliver a file-stamped copy of such financing statements or other evidence of such filing (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing) to the Collateral Agent on or prior to the Closing Date. In addition, the Debtor and the Collection Agent agree to clearly and unambiguously mark their respective general ledgers and all accounting records and documents and all computer tapes and records to show that the Collateral, including that portion of the Collateral consisting of the Receiv ables and the related Contracts, have been pledged to the Collateral Agent hereunder.

                  SECTION 2.2 Carrying Costs, Fees and Other Costs and Expenses. Notwithstanding the limitation on recourse under Section 2.1, the Debtor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Carrying Costs, all amounts payable pursuant to Article VIII hereof, if any, all fees specified in the Fee Letter, and the Servicing Fee. On each Remittance Date, the Debtor shall pay to the Company and the Bank Investors, as applicable, an amount equal to the accrued and unpaid Carrying Costs for the related Settlement Period together with, in respect of the Company, an amount equal to the discount accrued on the Company's Commercial Paper notes to the extent such notes were issued in order to fund the Net Investment in an amount in excess of the amount of the Initial Funding or in excess of any deposit made by the Company to the Prefunding Account. The Debtor shall pay to the Agent, for the account of the Company, on each day on which Commercial Paper is issued by the Company, the Dealer Fee. Nothing in this Agreement shall limit in any way the obligations of the Debtor to pay the amounts set forth in this Section 2.2.

                  SECTION 2.3 Allocations of Collections; Reserve Account Ad vances; Servicer Advances.

                  (a) On each Determination Date, the Collection Agent shall allocate all Collections received during the preceding Settlement Period as Re ceipts of Interest or Receipts of Principal. On each Remittance Date, Receipts of Interest plus all earnings during the related Settlement Period on amounts on deposit in the Prefunding Account to the extent not required pursuant to Section
2.11 to be distributed to the Collection Agent in reimbursement for previously advanced Interest Reserve Advances plus all amounts deposited in the Prefunding Interest Reserve Account with respect to the related Settlement Period (together with any earnings thereon during such Settlement Period) plus any Interest Reserve Advance made by the Collection Agent on such Remittance Date pursuant to
Section 2.11 plus any payments to the Debtor under an Acceptable Hedging Arrangement (it being understood that prior to a Termination Event and provided that Acceptable Hedging Arrangements are in place, proceeds from the termination of any Acceptable Hedg ing Arrangements in connection with a Securitization will be released to the Debtor and not constitute "Available Funds") plus all amounts to be applied pursuant to Section 2.14(c)(ii)(y) (the aggregate of such amounts in respect of any remittance date, the "Available Funds") shall be applied, without duplication, by the Collection Agent as follows:

                           (i) first, (A) to pay any amounts due under an Acceptable Hedging Arrangement, pro rata, in accordance with the amounts due thereunder, and (B) to the Reserve Account, in the amount of Reserve Account Advances related to such Settlement Period;

                           (ii) second, to the extent of any remaining Available Funds, to the retention by the Collection Agent of any Servicer Advances related to such Settlement Period;

                           (iii) third, to the extent of any remaining Available Funds, to pay to the Collateral Agent all fees and expenses due pursuant to Section 8.2 hereof;

                           (iv) fourth, to the extent of any remaining Available Funds, to the Agent, for the account of the Company and the Bank Investors, as applicable, an amount equal to all accrued and unpaid Carrying Costs (exclusive of all amounts payable pursuant to the Yield Protection Provision) in respect of such Settlement Period and with respect to any previous Settlement Period to the extent not previously paid;

                           (v) fifth, to the extent of any remaining Available Funds, to the payment of the Agent, for the account of the Company and the Bank Investors, as applicable, to be applied in reduction of the Net Investment, of the amount by which the Net Investment less the quotient of (A) the amount on deposit in the Prefunding Account and (B) 100% less the quotient of (x) the percent age used to determine the Required Reserve Account Amount and (y) the Noteholder's Percentage exceeds the product of the Noteholder's Percentage and the Net Receivables Balance;

                           (vi) sixth, to the extent of any remaining Available Funds, to the Insurer, the aggregate amount of any previ ously unreimbursed draws on the Policy, plus accrued interest thereon at the rate provided in the Insurance Agreement;

                           (vii) seventh, to the extent of any remaining Available Funds, to the Insurer, the Premium, including any overdue Premium, accrued interest thereon plus any amounts owed under the Policy or the Insurance Agreement;

                           (viii) eighth, to the extent of any remaining Available Funds, to the Reserve Account, to the extent necessary to cause the amount on deposit therein to equal the Required Reserve Account Amount;

                           (ix) ninth, to the extent of any remaining Available Funds, to the Yield Supplement Account to the extent of any amounts previously withdrawn therefrom pursuant to Section 2.3(c) and not previously reimbursed to the credit of the Yield Supple ment Account; provided that there shall be no requirement to reim burse such account for amounts withdrawn therefrom related to any Receivables and the related Contracts with respect to which the Collateral Agent shall have released its interest therein pursuant to Section 2.7 or Section 2.15;

                           (x) tenth, to the extent of any remaining Available Funds, to the payment of the Collection Agent (if the Collection Agent is UAC) of the Servicing Fee for such Settlement Period and any unreimbursed Interest Reserve Advances made by the Collection Agent and not previously reimbursed;

                           (xi)  eleventh,   to  the  extent  of  any  remaining
         Available Funds, on or after the Termination Date, such remaining Available Funds shall be paid to the Agent, for the account of the Company and the Bank Investors, as applicable, in reduction of the Net Investment;

                           (xii)  twelfth,   to  the  extent  of  any  remaining
         Available Funds, to pay all amounts due under the Yield Protection Provision;

                           (xiii) thirteenth, to the extent of any remain ing Available Funds, to the Collection Agent, in reimbursement for any Net Negative Hedging Amounts incurred by the Collection Agent and not previously reimbursed;

                           (xiv) fourteenth, to the extent of any remain ing Available Funds, to the Agent, for the account of the Persons entitled thereto, an amount equal to all other amounts owed under the Note Purchase Agreement; and

                           (xv) fifteenth, any remaining Available Funds shall be paid to the Debtor.

                  (b) On any Business Day on which Commercial Paper issued in connection herewith matures, the Collection Agent may apply and remit to the Agent, in reduction of the Net Investment, any Receipts of Principal received on or prior to such day and not previously remitted to the Agent in any such case in an amount not to exceed the principal component of such maturing Commercial Paper. On each Remittance Date, the Collection Agent shall apply and remit to the Agent, in reduction of the Net Investment, all Receipts of Principal received with respect to the prior Settlement Period and not previously remitted to the Agent pursuant to the preceding sentence.

                  (c) In the event that, at any time, the Company does not have sufficient funds at such time to pay Carrying Costs when due, then, in such event, there shall be made a Reserve Account Advance equal to the amount of such deficiency, which amount shall be applied to pay such costs and expenses of the Company; provided, that such Reserve Account Advance shall be made only to the extent of funds then on deposit in the Reserve Account and shall not include any amount pursuant to a Reserve Account Guaranty. In the event that any such Reserve Account Advance is not made by 11:00 a.m. (New York City time) on the day requested the Collection Agent shall, at the request of the Agent, advance to the Company an amount equal to such deficiency (each, a "Servicer Advance"); pro vided, that the Collection Agent shall not be required to make any such Servicer Advance to the extent that the Collection Agent reasonably believes that it will not be reimbursed for such Servicer Advance pursuant to Section 2.3(a)(ii) on any subsequent Remittance Date. In the event that any such Servicer Advance is not made by 11:00 a.m. (New York City time) on the day requested, there shall be withdrawn from the Yield Supplement Account an amount equal to the amount of such deficiency, which amount shall be applied to pay such costs and expenses of the Company. In the event that any such payment from the Yield Supplement Account is not made by 11:00 a.m. (New York City time) there shall be made a Reserve Account Advance and/or an advance pursuant to any Reserve Account Guaranty equal to the amount of such deficiency, which amount shall be applied to pay such costs and expenses of the Company. In the event that any such Reserve Account Advance and/or advance pursuant to any Reserve Account Guaranty is not made by 11:00 a.m. (New York City time) on the day requested by the Collection Agent, there shall be made a draw under the Policy equal to the amount of such deficiency, which amount shall be paid directly to the Agent and shall be applied to pay such costs and expenses of the Company.

                  SECTION 2.4 Liquidation Settlement Procedures. Following any date after the Termination Date on which all Aggregate Unpaids have been paid in full, (i) the Collateral Agent shall be considered to have released its security interest in and continuing Lien on the Collateral, including all of the Receivables and Related Security, (ii) the Collection Agent shall pay to the Debtor any remaining Collections set aside and held by the Collection Agent, and
(iii) the Collateral Agent shall execute and deliver to the Debtor, at the Debtor's expense, such documents or instruments as are necessary to terminate the Collateral Agent's security interest in the Collateral, including all of the Receivables and Related Security and Collections with respect thereto. Any such documents shall be prepared by or on behalf of the Debtor at the expense of the Debtor.

                  SECTION 2.5 Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Debtor shall pay, in the manner and at the time specified in the Fee Letter, the fees specified in the Fee Letter.

                  SECTION 2.6  Protection of Interest of the  Collateral  Agent.
(a) The Debtor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Collateral Agent may reasonably request in order to perfect or protect the Collateral or to enable the Collateral Agent to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Debtor will, upon the request of the Collateral Agent, in order to accurately reflect the security interest of the Collateral Agent in the Collateral, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.6 hereof) as may be requested by the Collateral Agent and mark its master data processing records (or to cause such records to be marked) so as to indicate the Collateral Agent's security interest in the portion of the Collateral consisting of Receivables, the related Contracts, the Collections and the Related Security with respect thereto. The Debtor agrees that it shall take all actions necessary to cause UAC and the Seller to similarly mark its records to reflect the sale of the Receivables and the Contracts to the Seller and Debtor, as applicable, and the Collateral Agent's security interest in the Receivables, the related Contracts, the Collections and the Related Security with respect thereto. The Debtor shall, at its own expense, upon request of the Collateral Agent, obtain such additional search reports as the Collateral Agent shall request. To the fullest extent permitted by applicable law, the Collateral Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Debtor's signature. Carbon, photo graphic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Debtor shall neither change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the Relevant UCC as in effect in the State of Florida) nor relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Collateral Agent and the Insurer at least thirty (30) days prior notice thereof and (ii) prepared at the Debtor's expense and delivered to the Collateral Agent all financing statements, instruments and other documents necessary to preserve and protect the Collateral or requested by the Collateral Agent or the Insurer in connection with such change or relocation. Any filings under the Relevant UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of the Debtor. On the Closing Date, the Debtor shall deliver to the Collateral Agent and the Insurer a listing by account number of the Contracts as of the Cut-Off Date, which listing shall constitute Schedule A hereto and is hereby incorporated herein by reference. On the second Business Day after the end of each Settlement Period, the Debtor shall deliver to the Collateral Agent an updated listing by account number of the Contracts as of the last day of such Settlement Period (giving effect to any releases by the Company pursuant to Section 2.7 or Section 2.15) and such updated list shall thereupon constitute Schedule A hereto and is hereby incorporated by reference herein.

                  (b) The Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly with a Lock-Box Bank. The Collection Agent shall not add any bank as a Lock-Box Bank to those listed on Exhibit B without the consent of the Collateral Agent pursuant to Section 5.2(f) and the Insurer. The Collection Agent shall not terminate any bank as a Lock-Box Bank unless the Collateral Agent and the Insurer shall have received fifteen (15) days' prior notice of such termination. If the Debtor or the Collection Agent receives any Collections, the Debtor or the Collection Agent, as applicable, shall immediately, but in any event within two (2) Business Days of receipt, remit such Collections to a Lock-Box Account.

                  SECTION 2.7  Payments on Receivables; Application of Payments.

If, on any day,

                  (a) the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned goods or services, any cash discount, credit, rebate, allowance or other dilution factor, any billing adjustment or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction); or

                  (b) as to any Undocumented Receivable, all documentation required to be received after the origination of such Receivable pursuant to the Credit and Collection Policy has not been received and accepted by the Collection Agent within twenty (20) days following the date of the initial draft drawn by the originating dealer on UAC in connection with the origination of such Receivable; or

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



                  (c) any of the representations or warranties in Article III is no longer true with respect to a Receivable;

then, in any such event, the Collateral Agent shall release its security interest in and Lien on such Receivable and the related Contract; provided that if such release would result in the Net Asset Test not being satisfied, then as a condition precedent to such release the Debtor shall deposit into the Collection Account an amount equal to the amount which, if applied to the reduction of the Net Investment, would cause the Net Asset Test to be satisfied. Such amount shall be applied as a Receipt of Principal pursuant to Section 2.3. All collections of Finance Charges received with respect to any such released Receivable through the last day of the Settlement Period in which such Receivable is released shall continue to constitute Receipts of Interest hereun der.

                  SECTION 2.8 Payments and Computations, Etc. All amounts to be paid or deposited by the Debtor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Company or the Bank Investors, they shall be paid or deposited in the Agent's account indicated in Section 9.3, until otherwise notified by the Agent, the Company or any Bank Investor; if such amounts are payable to the Insurer, they shall be paid or deposited in the Insurer's account indicated in Section 9.3, until otherwise notified by the Insurer. The Debtor shall, to the extent permitted by law, pay to the applicable Secured Parties upon demand, interest on all amounts not paid or depos ited when due to the Secured Parties hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of Carrying Costs, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Any computations of amounts payable by the Debtor hereunder to any of the Secured Parties, the Liquidity Provider or the Credit Support Provider shall be binding absent manifest error.

                  SECTION 2.9 Reports. On or before each Determination Date, the Collection Agent shall prepare and forward to the Collateral Agent, the Administra tive Agent, Moody's, S&P and the Insurer, (i) a Settlement Statement as of the end of the preceding Settlement Period, (ii) if requested by the Collateral Agent, the Administrative Agent or the Insurer, a computer tape listing by Obligor all Receiv ables, together with an aging of such Receivables, and (iii) such other information as the Collateral Agent, the Administrative Agent or the Insurer may reasonably request. The Agent shall provide to the Debtor, on the day prior to each Determina tion Date, a monthly settlement statement containing information relating to the amount of each obligation of the Company which comprises Carrying Costs for the most recent Collection Period and the amount of interest earnings on all related accounts for such Collection Period.

                  SECTION 2.10 Collection Account. (a) There shall be established on the Closing Date and maintained, for the benefit of the Secured Parties, with the Collateral Agent, a segregated account (the "Collection Account"), bearing a desig nation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Collection Account. The
Collateral Agent will maintain the Collection Account at an Eligible Institution. If the Eligible Institution holding the Collection Account shall cease to be an Eligible Institution, the Collateral Agent shall have the right to direct the transfer of the Collection Account to an Eligible Institution. The Collec tion Agent shall remit daily from the Lock-Box Account, within two (2) Business Days of receipt, to the Collection Account all Collections received with respect to any Receivables. On each Remittance Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be considered to be Receipts of Interest and shall be distributed hereunder as such. On the date on which the Net Investment is zero and all amounts payable hereunder by the Debtor have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Debtor.

                  (b) Funds on deposit in the Collection Account shall be invested in Eligible Investments by or at the written direction of the Debtor, provided that if a Termination Event shall have occurred, such investments shall be made as directed by the Collateral Agent. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement.

                  (c) The Collateral Agent agrees that it shall not accept for credit to the Collection Account any investment as to which it has knowledge of any adverse claim thereto. Bank of America hereby agrees (and any other Securities Intermediary holding the Collection Account shall so agree) to comply with all Entitlement Orders (as defined in Section 8-102 of the 1994 Official Text of the Uniform Commercial Code) received by it with respect to the Collection Account from the Collateral Agent.

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



                  (d) Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Collateral Agent in Eligible Invest ments that will mature so that such funds will be available on the Remittance Date with respect to the Settlement Period during which such funds were received. No Eligible Investment may be liquidated or disposed of prior to its maturity. All proceeds of any such Eligible Investment shall be deposited in the Collection Account. Investments may be made in the Collection Account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from the Collection Account on such date. Realized losses, if any, on amounts invested in such Eligible Investments shall be charged against investment earnings on amounts on deposit in the Collection Account

                  (e) The Debtor shall provide the Collateral Agent on the date hereof and from time to time an incumbency certificate or the substantial equivalent with respect to each officer of the Debtor that is authorized to provide instructions relating to investments in Eligible Investments in the Collection Ac count.

                  (f) Eligible Investments shall be maintained by the Collateral Agent in the Collection Account in such manner as may be necessary to maintain the first priority perfected security interest in favor of the Collateral Agent on behalf of the Secured Parties. Bank of America, agrees (and any other Securities Intermediary holding the Collection Account shall so agree) that it shall not agree to comply with Entitlement Orders (as defined in Section 8-102 of the 1994 version of the Official Text of Article 8 of the Uniform Commercial
Code) with respect to the Collection Account given to it by any Person other than the Collateral Agent.

                  SECTION 2.11 Prefunding Account; Prefunding Interest Reserve Account; Interest Reserve Deposits; Interest Reserve Advances; Reimbursements.

                  (a) (1) There shall be established on the Closing Date and maintained, for the benefit of the Secured Parties, with the Collateral Agent, two segregated accounts (the "Prefunding Account" and the "Prefunding Interest Reserve Account"), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Prefunding Account and the Prefunding Interest Reserve Account. The Collateral Agent will maintain the Prefunding Account and the Prefunding Interest Reserve Account at an Eligible Institution. If the Eligible

Institution holding the Prefunding Account or the Prefunding Interest Reserve Account shall cease to be an Eligible Institution, the Collateral Agent shall have the right to direct the transfer of the Prefunding Account or the Prefunding Interest Reserve Account to an Eligible Institution.

                  (2) Funds on deposit in the Prefunding Account and the Prefunding Interest Reserve Account shall be invested by the Collateral Agent in overnight Eligible Investments by or at the written direction of the Debtor, provided that if a Termination Event shall have occurred, such investments shall be made as directed by the Collateral Agent. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement.

                  (3) The Collateral Agent agrees that it shall not accept for credit to the Prefunding Account and the Prefunding Interest Reserve Account any investment as to which it has knowledge of any adverse claim thereto. Bank of America, hereby agrees (and any other Securities Intermediary holding the Prefunding Account or the Prefunding Interest Reserve Account shall so agree) to comply with all Entitlement Orders (as defined in Section 8-102 of the 1994 Official Text of the Uniform Commercial Code) received by it with respect to the Prefunding Account or the Prefunding Interest Reserve Account from the Collateral Agent.

                  (4) Funds on deposit in the Prefunding Account and the Prefunding Interest Reserve Account shall be invested in Eligible Invest ments that will mature overnight. No such Eligible Investment may be liquidated or disposed of prior to its maturity. All proceeds of any such Eligible Investment shall be deposited in the Prefunding Account or the Prefunding Interest Reserve Account, as applicable. Investments may be made in either account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from such account on such date. Realized losses, if any, on amounts invested in Eligible Investments in the Prefunding Account or the Prefunding Interest Reserve Account shall be charged against investment earnings on amounts on deposit in the Prefunding Account or the Prefunding Interest Reserve Account, as applicable.

                  (5) The Debtor shall provide the Collateral Agent on the date hereof and from time to time an incumbency certificate or the substantial equivalent with respect to each officer of the Debtor that is authorized to provide instructions relating to investments in Eligible Investments in the Prefunding Account and the Prefunding Interest Reserve Account.

                  (6) Eligible Investments shall be maintained in the Prefunding Account and the Prefunding Interest Reserve Account by the Collateral Agent in such manner as may be necessary to maintain the first priority perfected security interest in favor of the Collateral Agent on behalf of the Secured Parties. Bank of America, agrees (and any other Securities Intermediary holding the Prefunding Account or the Prefunding Interest Reserve Account shall so agree) that it shall not agree to comply with Entitlement Orders (as defined in
Section 8-102 of the 1994 version of the Official Text of Article 8 of the Uniform Commercial Code) with respect to the Prefunding Account or the Prefunding Interest Reserve Account given to it by any Person other than the Collateral Agent.

                  (b) On the Business Day preceding each Prefunding Date, the Debtor shall deposit in the Prefunding Interest Reserve Account an amount equal to the product of (i) the Negative Carry for such Prefunding Date, (ii) the principal component of the amount of Commercial Paper which would be required on such date to fund the Prefunding Deposit, or if such deposit is to be made by the Bank Investors, the amount to be advanced by the Bank Investors, and (iii) a fraction, the numerator of which is the number of days from the Prefunding Date through the end of the Settlement Period during which such Prefunding Date occurs and the denomi nator of which is 360 (such amount with respect to a Prefunding Date, the "Interest Reserve Deposit").

                  (c) On each Remittance Date, the Collection Agent shall deposit to the Collection Account an amount equal to the Interest Reserve Advance, if any, for such Remittance Date. In the event that, on any Remittance Date, the amount earned over the preceding Settlement Period on amounts on deposit in the Prefunding Account shall exceed an amount equal to the product of
(i) the daily weighted average amount on deposit in the Prefunding Account during the preceding Settlement Period, (y) the Targeted Interest Rate (on a per annum basis) and (z) a fraction, the numerator of which is the number of days in the related Settlement Period and the denominator of which is 360, the Collateral Agent shall release such excess amount from the Prefunding Interest Reserve Account to the Collection Agent in reimbursement for previously advanced Interest Reserve Advances or, to the extent no such unreimbursed advances exist, the Collection Agent shall apply such excess amount as part of Available Funds under Section 2.3(a).

                  SECTION  2.12  Prefunding  Account  and  Prefunding   Interest
Reserve Account Withdrawals.

                  (a) On any Business Day, upon receipt by the Agent and the Collateral Agent not later than 11:00 a.m. New York City time of written certification in substantially the form of Exhibit E (a "Withdrawal Notice") from the Debtor setting forth, among other things, the amount requested to be released from the Prefunding Account and certifying that (i) after giving effect to the amount to be funded with respect to such additional Receivables, the Net Asset Test shall be satisfied, (ii) the amount on deposit in the Reserve Account shall not be less than the Required Reserve Account Amount (calculated (x) immediately prior to the related Prefunding Date and (y) as if such Prefunding Deposit shall have occurred), (iii) the Debtor shall have made any deposit into the Yield Supplement Account required pursuant to Section 2.13 in connection with such Receivables, if any, and (iv) the Collection Agent shall be in compliance with the requirements of Section 5.3 in respect of such Prefunding Date, the Collateral Agent shall release to the Debtor the amount requested by the Collection Agent.

                  (b) On the last day of each Prefunding Period, all amounts on deposit in the Prefunding Account (exclusive of earnings thereon) shall be, at the Debtor's option, either (i) released to the Agent to be applied in reduction of the Net Investment, or (ii) retained in the Prefunding Account and applied to reduce the amount of the Prefunding Deposit otherwise required to be made by the Company or the Bank Investors, as applicable, on the succeeding Prefunding Date. Notwithstand ing the foregoing however, on the first Remittance Date to occur on or after the Termination Date, all amounts on deposit, exclusive of earnings thereon, in the Prefunding Account shall be released to the Agent, for the account of the Company and the Bank Investors, as applicable, and applied in reduction of the Net Investment and earnings thereon shall be deposited in the Collection Account for application as Available Funds.

                  (c) On each Remittance Date all amounts deposited in the Prefunding Interest Reserve Account with respect to the related Settlement Period (together with any earnings on the Prefunding Interest Reserve Account during such Settlement Period) shall be deposited in the Collection Account.

                  SECTION 2.13 Yield Supplement Account, Deposits; Withdrawals.

                  (a) On the day of the Initial Funding with respect to all Receivables recorded on the Collection Agent's master servicing records as of such day and on any Business Day thereafter on which a Receivable is recorded on the Collection Agent's master servicing records, the Debtor shall deposit into the Yield Supplement Account for each such Receivable with respect to which the related Contract provides for interest to accrue thereunder at a rate less than the Minimum Required APR (determined as of the date of such recordation on the Collection Agent's master servicing records) an amount (each such amount, a "Required Yield Deposit Amount") equal to the product of (i) the number of monthly payments originally required under such Contract and (ii) an amount equal to (x) the scheduled monthly payment on such Contract which would be required to be made by the Obligor thereunder if such Contract had a rate per annum equal to the Minimum Required APR minus (y) the scheduled monthly payment on such Contract which would be required to be made by the Obligor thereunder if such Contract had a rate per annum equal to the rate set forth in such Contract. Notwithstanding the forego ing, no Required Yield Deposit Amount need be deposited to the Yield Supplement Account until the total amount of all undeposited Required Yield Deposit Amounts equals or exceeds $1,000.

                  (b) (1) There shall be established on the Closing Date and maintained, for the benefit of the Company and the Bank Investors, with the Collat eral Agent, a segregated account (the "Yield Supplement Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Yield Supplement Account. The Collateral Agent will maintain the Yield Supplement Account at an Eligible Institution. If the Eligible Institution holding the Yield Supplement Account shall cease to be an Eligible Institution, the Collateral Agent shall have the right to direct the transfer of the Yield Supplement Account to an Eligible Institution.

                  (2) Funds on deposit in the Yield Supplement Account shall be invested in overnight Eligible Investments by or at the written direction of the Debtor, provided that if a Termination Event shall have occurred, such investments shall be made as directed by the Collateral Agent. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement.

                  (3) The Collateral Agent agrees that it shall not accept for credit to the Yield Supplement Account any investment as to which it has knowledge of any adverse claim thereto. Bank of America hereby agrees (and any other Securities Intermediary holding the Yield Supplement Account shall so agree) to comply with all Entitlement Orders (as defined in Section 8-102 of the 1994 Official Text of the Uniform Commercial Code) received by it with respect to the Yield Supplement Account from the Collateral Agent.

                  (4) No Eligible Investment in the Yield Supple

ment Account may be liquidated or disposed of prior to its maturity. All proceeds of any such Eligible Investment shall be deposited in the Yield Supplement Account. Investments may be made in the Yield Supplement Account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from such account on such date. Realized losses, if any, on amounts invested in such Eligible Investments shall be charged against investment earnings on amounts on deposit in the Yield Supplement Account.

                  (5) The Debtor shall provide the Collateral Agent on the date hereof and from time to time an incumbency certificate or the substantial equivalent with respect to each officer of the Debtor that is authorized to provide instructions relating to investments in Eligible Investments in the Yield Supplement Account.

                  (6) Eligible Investments in the Yield Supplement Account shall be maintained by the Collateral Agent in such manner as may be necessary to maintain the first priority perfected security interest in the Yield Supplement Account in favor of the Collateral Agent on behalf of the Secured Parties. Bank of America agrees (and any other Securities Intermediary holding the Yield Supplement Account shall so agree) that it shall not agree to comply with Entitlement Orders (as defined in Section 8-102 of the 1994 version of the Official Text of Article 8 of the Uniform Commercial Code) with respect to the Yield Supplement Account given to it by any Person other than the Collateral Agent.

                  (c) In the event that Available Funds with respect to any Remittance Date are insufficient to provide for the payment of the amounts described in Sections 2.3(a)(ii), (iv) and (v), the Collateral Agent shall make a withdrawal from the Yield Supplement Account in the amount of such deficiency and the proceeds from such withdrawal shall be applied by the Collateral Agent to the required distributions and payments. Funds may also be released from the Yield Supplement Account each month in accordance with Section 2.3(c). On any day on which the Collateral Agent, pursuant to Section 2.7 or Section 2.15, releases to the Debtor its security interest in a Contract and related Receivable with respect to which the Debtor deposited funds in the Yield Supplement Account pursuant to
Section 2.13(a), the amount of such deposit (together with any earnings thereon) less any amounts released from the Yield Supplement Account in accordance with
Section 2.3(c) shall be released to the Debtor. Upon the occurrence of a Termination Event, all amounts on deposit in the Yield Supplement Account shall be released to the Agent, for the account of the Company and the Bank Investors, as applicable, and applied in reduction of the Net Investment.

                  SECTION 2.14 Reserve Account; Withdrawals; Releases; Draws on Policy.

                  (a) (1) There shall be established on the Closing Date and maintained, for the benefit of the Secured Parties, with the Collateral Agent, a segregated account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Reserve Account. The Collateral Agent will maintain the Reserve Account at an Eligible Institution. If the Eligible Institution holding the Reserve Account shall cease to be an Eligible Institution, the Collateral Agent shall have the right to direct the transfer of the Reserve Account to an Eligible Institution. On each Funding Date and each Prefunding Date, the Debtor shall deposit (or cause to be withheld from proceeds from the issuance of Related Commercial Paper) to the credit of the Reserve Account an amount equal to an amount necessary to fund the Reserve Account to the Re quired Reserve Account Amount. The amount of any Reserve Account Guaranty shall be counted toward the amount of funds available in the Reserve Account.

                  (2) Funds on deposit in the Reserve Account shall be invested in Eligible Investments by or at the written direction of the Debtor, provided that if a Termination Event shall have occurred, such investments shall be made as directed by the Collateral Agent. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement.

                  (3) The Collateral Agent agrees that it shall not accept for credit to the Reserve Account any investment as to which it has knowl edge of any adverse claim thereto. Bank of America hereby agrees (and any other Securities Intermediary holding the Reserve Account shall so agree) to comply with all Entitlement Orders (as defined in Section 8-102 of the 1994 Official Text of the Uniform Commercial Code) received by it with respect to the Reserve Account from the Collateral Agent.

                  (4) No Eligible Investment in the Reserve Account may be liquidated or disposed of prior to its maturity. All proceeds of any such Eligible Investment shall be deposited in the Reserve Account. Investments may be made in the Reserve Account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from such account on such date. Realized losses, if any, on amounts invested in such Eligible Investments shall be charged against investment earnings on amounts on deposit in the Reserve Account, as applicable.

                  (5) The Debtor shall provide the Collateral Agent on the date hereof and from time to time an incumbency certificate or the substantial equivalent with respect to each officer of the Debtor that is authorized to provide instructions relating to investments in Eligible Investments in the Reserve Account.

                  (6) Eligible Investments shall be maintained by the Collateral Agent in such manner as may be necessary to maintain the first priority perfected security interest in favor of the Collateral Agent on behalf of the Secured Parties. Bank of America agrees (and any other Securities Intermediary holding the Reserve Account shall so agree) that it shall not agree to comply with Entitlement Orders (as defined in Section 8-102 of the 1994 version of the Official Text of Article 8 of the Uniform Commercial Code) with respect to the Reserve Account given to it by any Person other than the Collateral Agent.

                  (b) Funds on deposit in the Reserve Account shall be invested by the Collateral Agent in Eligible Investments with maturities such that all funds on deposit in the Reserve Account will be available on the next succeeding Remittance Date following such investment. The Collateral Agent shall maintain possession of the negotiable instruments or securities, if any, evidencing the Eligible Investments from the time of purchase thereof until the time of sale or maturity.

Such investments shall be held in the name of the Collateral Agent, for the benefit of the Secured Parties.

                  (c) (i) In the event that Available Funds with respect to any Remittance Date and any withdrawals from the Yield Supplement Account are insufficient to provide for the payment of the amounts described in Sections 2.3(a)(ii), (iv) and (v), the Collateral Agent shall make a withdrawal from the Reserve Account in the amount of such deficiency and the proceeds from such withdrawal shall be applied by the Collateral Agent to the required distributions and payments. Funds may also be released from the Reserve Account each month in accordance with Section 2.3(c). To the extent that amounts available in the Reserve Account are insufficient to cover such costs and the Debtor fails to make a deposit to the Reserve Account in the amount of such shortfall, the Agent shall make a demand for payment under the Policy in accordance with its terms.

                  (ii) In the event that on any Remittance Date or day on which a Take-Out occurs after giving effect to clause (c)(i) above, the amount on deposit in the Reserve Account (calculated as of the related Determination Date or the date of the Take-Out, as applicable) exceeds the Required Reserve Account Amount, the Collateral Agent shall (x) if no Termination Event shall have occurred, release to the Debtor an amount equal to the excess of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and (y) if a Termina tion Event shall have occurred, apply as part of Available Funds pursuant to Section 2.3 an amount equal to the excess of the amount on deposit in the Reserve Account over the Required Reserve Account Amount.

                  (iii) After the occurrence of the Termination Date upon the earlier of (i) the day on which the Net Investment is zero and the Secured Parties shall have received all Aggregate Unpaids and (ii) the day on which the aggregate Outstanding Balance of the Receivables shall be zero, the Collateral Agent shall release to the Debtor all amounts on deposit in the Reserve Account.

                  SECTION 2.15 Optional Release.

                  (a) On any Business Day, the Debtor shall have the right to require the Collateral Agent to release its security interest in and its Lien on the Contracts and the related Receivables (excluding any Contracts and related Receiv ables booked after the cut-off date applicable to a Securitization or Warehouse Transfer, to which the released Contracts and related Receivables will be subject) on the terms and conditions set forth herein. It shall be a condition precedent to any such release that (i) the Debtor shall pay to the Company and the Bank Investors, as applicable, an amount equal to the amount necessary to cause the Net Asset Test to be satisfied after giving effect to the proposed release, (ii) the amount to be paid pursuant to clause (i) above shall (x) not be greater than the principal component of the Company's maturing Commercial Paper which was issued to fund the Net Investment or the principal component subject to the funding period utilized by the Bank Investors and the Liquidity Provider to fund the Net Investment, as applicable and (y) be at least $5,000,000, (iii) the Debtor shall deposit to the Collection Account an amount equal to the sum of (x) all unreimbursed Servicer Advances and (y) all interest costs associated with the Company's Commercial Paper issued to fund its interest in the Contracts and related Receivables proposed to be reassigned or all interest costs associated with any funding periods utilized by the Bank Investors or the Liquidity
Provider with respect to their respective interests in such Contracts and related Receivables, as applicable, as well as all Carrying Costs accrued through the date of the maturity of such Commercial Paper or funding period,
(iv) the Debtor shall have given the Agent, the Collateral Agent and the Insurer at least ten (10) days prior written notice of its intention to request release with respect to such Contracts and Receivables, (v) after giving effect to such release the amount on deposit in the Reserve Account shall be at least equal to the Required Reserve Account Amount, and (vi) all amounts due and owing to the Insurer from the Debtor shall have been paid in full. It is the intention of the parties that the Debtor shall pay to the Agent, for the benefit of the Company and the Bank Investors, as applicable, and the Collection Account, as applicable, such amounts as are required under this Section on the closing date of such Securitization or Warehouse Transfer.

                  The amount described in clause (i) above upon receipt by the Agent, for the benefit of the Company and the Bank Investors, as applicable, shall be applied in reduction of the Net Investment. From the amount described in clause (iii) above an amount equal to unreimbursed Servicer Advances shall be distributed to the Collection Agent and the remainder of such amounts shall be remitted to the Agent, for the benefit of the Company and the Bank Investors, as applicable.

                  The Debtor shall also be obligated to pay to the Collateral Agent (i) an amount equal to $5,000 as an administrative fee in connection with any such assignment and (ii) the reasonable legal fees and expenses of the Collateral Agent and the Secured Parties arising in connection with any such assignment.

                  Upon the deposit to the Collection Account and the payment by the Debtor of the amounts described in this Section, the Collateral Agent shall execute and deliver to the Debtor, at the Debtor's expense, such documents or instruments as are necessary to terminate the Collateral Agent's security interest in the Receivables and the Contracts related thereto. Any such documents shall be prepared by or on behalf of the Debtor.

                  (b) In connection with a Take-Out, the Debtor shall have the right, from time to time thereafter (but not more frequently than once per calen dar week), on the maturity date of any Commercial Paper note issued by the Com pany to fund the Net Investment or upon the termination of any funding period utilized by the Liquidity Provider or the Bank Investors, as applicable, to require the Collateral Agent to release its security interest in and Lien on specified Contracts and the related Receivables, provided that (x) such Contracts and related Receivables are to be assigned or sold by the Debtor, directly or indirectly, to a structured finance vehicle established by or on behalf of the Debtor or an affiliate, in connection with an asset-securitization or other structured financing having a prefunding (or similar) feature, (y) the aggregate Outstanding Balance of such Receivables shall be (i) not greater than the principal component of such maturing Commercial Paper or the principal component subject to such funding period, as applicable and (ii) at least $5,000,000 and (z) the Debtor shall have given the Agent, the Collateral Agent and the Insurer at least seven (7) days prior written notice of its intention to effect a release with respect to such Contracts and Receivables. Any such release shall be in consideration for the deposit by the Debtor into the Collection Account of an amount equal to the sum of (i) the Outstanding Balance of such Receivables on the day of such assignment plus (ii) all accrued and unpaid interest thereon (whether or not due thereunder) at the rate set forth in the related Contracts to such date of assignment. The amount described in clause
(i) above shall be allocated and applied on such day (whether or not a Remittance Date) as described in Section 2.3(b) as a Receipt of Principal, and the amount described in clause (ii) above shall be applied on such day (whether or not a Remittance Date) in the order of priorities set forth in Section 2.3(a) as a Receipt of Interest (in which case "Settlement Period" as used in said
Section 2.3(a) shall be considered to be the period from the last date of the previous Settlement Period to the date on which the amounts required to be paid under this Section 2.15(b) are paid). The Debtor shall also be obligated to pay to the Agent (i) an amount equal to $2,500 as an administrative fee in connection with any such assignment and (ii) the reasonable legal fees and expenses of the Company, the Collateral Agent, the Bank Investors and the Administrative Agent incurred in connection with any such release. Upon the deposit to the Collection Account and the payment by the Debtor of the amounts described in this Section, the Collateral Agent shall execute and deliver to the Debtor, at the Debtor's expense, such docu ments or instruments as are necessary to terminate the Collateral Agent's interest in the Receivables and the Contracts related thereto. Any such documents shall be prepared by or on behalf of the Debtor.

                  (c) On any Business Day, the Debtor shall have the right to require the Collateral Agent to release its security interest in and its Lien on specified Contracts and the related Receivables on the terms and conditions set forth herein. It shall be a condition precedent to any such release that, immediately after such release, (i) the Debtor shall pay to the Company and the Bank Investors, as applicable, an amount equal to the amount necessary to cause the Net Asset Test to be satisfied calculated after giving effect to the proposed release, (ii) after giving effect to such release, the amount on deposit in the Reserve Account shall be at least equal to the Required Reserve Account Amount, and (iii) all amounts due and owing to the Insurer from the Debtor shall have been paid in full.

                  (d) On any Business Day, the Debtor shall have the right to require the Collateral Agent to release its security interest in and Lien on all of the Contracts and the related Receivables on the terms and conditions set forth herein. It shall be condition precedent to any such release that (i) the Debtor shall pay to the Agent, for the benefit of the Company and the Bank Investors, as applicable, an amount equal to the Net Investment at the time of such release, (ii) the Debtor shall pay to the Agent, for the benefit of the Company and the Bank Investors, as applica ble, an amount equal to all interest costs associated with the Company's Commercial Paper issued to fund the Net Investment through the date of maturity or all interest costs associated with all funding periods utilized by the Bank Investors for the Liquidity Provider with respect to its interest in the Contracts, related Receivables and Transferred Interest, as applicable, as well as all Carrying Costs accrued through the date of such release and all other costs which constitute Carrying Costs which will accrue after such date, (iii) the Debtor shall have given the Collateral Agent, the Administrative Agent and the Insurer at least thirty (30) days prior written notice of its intention to effect such a release the Contracts and Receivables, and (iv) all amounts due and owing to the Insurer from the Debtor shall have been paid in full.

                  SECTION 2.16 Hedging Amounts.

                  (a) (1) There shall be established on the Closing Date and maintained, for the benefit of the Secured Parties, with the Collateral Agent, a segregated account (the "Hedge Proceeds Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Hedge Proceeds Account. The Collateral Agent will maintain the Hedge Proceeds Account at an Eligible Institution. If the Eligible Institution holding the Hedge Proceeds Account shall cease to be an Eligible Institution, the Collateral Agent shall have the right to direct the transfer of the Hedge
Proceeds Account to an Eligible Institution. Funds on deposit in the Hedge Proceeds Account shall be invested by the Collateral Agent in overnight Eligible Investments.

                  (2) Funds on deposit in the Hedge Proceeds Account shall be invested in Eligible Investments by or at the written direction of the Debtor, provided that if a Termination Event shall have occurred, such investments shall be made as directed by the Collateral Agent. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement.

                  (3) The Collateral Agent agrees that it shall not accept for credit to the Hedge Proceeds Account any investment as to which it has knowledge of any adverse claim thereto. Bank of America hereby agrees (and any other Securities Intermediary holding the Hedge Proceeds Account shall so agree) to comply with all Entitlement Orders (as defined in Section 8-102 of the 1994 Official Text of the Uniform Commercial Code) received by it with respect to the Hedge Proceeds Account from the Collateral Agent.

                  (4) No Eligible Investment held in the Hedge

Proceeds Account may be liquidated or disposed of prior to its maturity. All proceeds of any such Eligible Investment shall be deposited in the Hedge Proceeds Account. Investments may be made in the Hedge Proceeds Account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from such account on such date. Realized losses, if any, on amounts invested in such Eligible Investments shall be charged against investment earnings on amounts on deposit in the Hedge Proceeds Account.

                  (5) The Debtor shall provide the Collateral Agent on the date hereof and from time to time an incumbency certificate or the substantial equivalent with respect to each officer of the Debtor that is authorized to provide instructions relating to investments in Eligible Investments in the Hedge Proceeds Account.

                  (6) Eligible Investments shall be maintained in the Hedge Proceeds Accounts by the Collateral Agent in such manner as may be necessary to maintain the first priority perfected security interest in favor of the Collateral Agent on behalf of the Secured Parties. Bank of America, agrees (and any other Securities Intermediary holding the Reserve Account shall so agree) that it shall not agree to comply with Entitlement Orders (as defined in Section 8-102 of the 1994 version of the Official Text of Article 8 of the Uniform Commercial Code) with respect to the Hedge Proceeds Account given to it by any Person other than the Collateral Agent.

                  (b) On and after the occurrence of any Termination Event or in the event of the receipt of any proceeds received by the Collection Agent pursuant to any Acceptable Hedging Arrangement and immediately thereafter Acceptable Hedging Arrangements which satisfy the requirements of Section 5.3 are not in place, the Collection Agent, for the benefit of the Debtor, shall remit to the Collateral Agent for deposit into the Hedge Proceeds Account any proceeds received by the Collection Agent of any Acceptable Hedging Arrangement. Such amounts shall be held by the Collateral Agent as security for the repayment to the Company, the Bank Investors and the Insurer, as applicable, of the Net Investment and the Aggregate Unpaids. At any time after the deposit of such amounts to the credit of the Hedge Proceeds Account, the Collateral Agent may apply such amounts either (i) to reduce the Net Investment, (ii) to provide for the payment to the Company, the Bank Investors and the Insurer, as applicable, of the Aggregate Unpaids, or (iii) to purchase an interest rate hedge acceptable to the Insurer. Upon the termination of this Agreement, provided that the Net Investment shall be zero and all other Aggre gate Unpaids shall have been paid in full, the Collateral Agent shall release to the Debtor any amounts remaining on deposit in the Hedge Proceeds Account.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1 Representations and Warranties of the Debtor. The Debtor represents and warrants to the Collateral Agent and the Secured Parties that:

                  (a) Corporate Existence and Power. The Debtor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material govern mental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

                  (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Debtor of this Agreement and the other Transaction Documents are within the Debtor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.6), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Debtor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Debtor or result in the creation or imposition of any lien on assets of the Debtor (except as contemplated by Section 2.6), or require the consent or approval of, or the filing of any notice or other documentation with, any governmental authority or other Person (except as contemplated by Section 2.6).

                  (c) Binding Effect. Each of this Agreement and the other Transaction Documents constitutes the legal, valid and binding obligation of the Debtor, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

                  (d) Perfection. Immediately preceding each Funding, the Debtor shall be the owner of all of the Receivables, free and clear of all liens, encumbrances, security interests, preferences or other security arrangement of any kind or nature whatsoever, except as permitted by this Agreement and the other Transaction Documents. On or prior to each Funding and each day on which a Receivable is sold to the Debtor or Seller by UAC pursuant to the Sale and Purchase Agreement, the UAFC Sale and Purchase Agreement, as applicable, and subse quently sold to the Debtor by the Seller pursuant to the UAFCC Sale and Purchase Agreement or sold to the Debtor by a Warehouse pursuant to a Warehouse Transfer Agreement, all financing statements and other documents required to be recorded or filed in order to perfect and protect (i) the Debtor's interest in the Receivables, the Contracts related thereto, the Related Security with respect thereto and all Proceeds thereof against all creditors of and purchasers from UAC, the Seller, PFC, any Warehouse or any Acquisition Subsidiary, and (ii) the Collateral Agent's interest in the Collateral against all creditors of and purchasers from the Debtor, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                  (e) Accuracy of Information. All information heretofore furnished by the Debtor (including without limitation, the Settlement Statements, any reports delivered pursuant to Section 2.9 and UAC's financial statements) to the Collateral Agent, the Secured Parties, the Administrative Agent or any of the other Persons party hereto for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Debtor to any such Person will be, true and accurate in every material respect, on the date such information is stated or certified.

                  (f) Tax Status. All tax returns (federal, state and local) required to be filed with respect to the Debtor have been filed (which filings may be made by an Affiliate of the Debtor on a consolidated basis covering the Debtor and other Persons) and there has been paid or adequate provision made for the payment of all taxes, assessments and other governmental charges in respect of the Debtor (or in the event consolidated returns have been filed, with respect to the Persons subject to such returns).

                  (g) Action, Suits. Except as set forth in Exhibit F, there are no actions, suits or proceedings pending, or to the knowledge of the Debtor threatened, against or affecting the Debtor or any Affiliate of the Debtor or their respective properties, in or before any court, arbitrator or other body, which may have a material adverse effect on the Debtor's ability to perform its obligations hereunder or under the Sale and Purchase Agreement or the UAFCC Sale and Purchase Agreement.

                  (h) Use of Proceeds. The proceeds of any Funding will be used by the Debtor to (a) acquire the Receivables, the Contracts related thereto and the Related Security with respect thereto from the Seller pursuant to the UAFCC

Sale and Purchase Agreement or from a Warehouse pursuant to a Warehouse Transfer Agreement, (b) to pay down debt in connection with the purchase of the Receivables and Contracts pursuant to the Sale and Purchase Agreement or the UAFCC Sale and Purchase Agreement or pursuant to a Warehouse Transfer Agree ment, or (c) to make distributions constituting a return of capital.

                  (i) Place of Business. The chief place of business and chief executive office of the Debtor are located at the address of the Debtor indicated in Section 9.3 hereof and the offices where the Debtor keeps all its Records, are located at the address(es) described on Exhibit G or such other locations notified to the Company in accordance with Section 2.6 in jurisdictions where all action required by Section 2.6 has been taken and completed.

                  (j) Good Title. Upon each Funding and on each day on which a Receivable and related Contract is sold to the Debtor by the Seller pursuant to the UAFCC Sale and Purchase Agreement or by a Warehouse pursuant to a Warehouse Transfer Agreement, the Collateral Agent shall acquire a valid and perfected first priority security interest in each Receivable and related Contract that exists on the date of such Funding and sale and in the Related Security and Collec tions with respect thereto free and clear of any Adverse Claim.

                  (k) Tradenames, Etc. As of the date hereof: (i) the Debtor has only the subsidiaries and divisions listed on Exhibit H hereto; and (ii) the Debtor has, within the last five (5) years, operated only under the tradenames identified in Exhibit H hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit H hereto.

                  (l) Nature of Receivables. Each Receivable represented by the Debtor as an Eligible Receivable hereunder or in any report, document or instrument delivered hereunder or in connection with the other Transaction Docu ments is an Eligible Receivable at the time of such representation.

                  (m) Coverage; Amount of Receivables. The Net Asset Test is currently satisfied. As of September 17, 1998, the aggregate Outstanding Balance of the Receivables in existence was $86,193,823.44 and the aggregate Outstanding Balance of all Eligible Receivables was $85,808,215.61.

                  (n) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

                  (o)  Not  an  Investment   Company.   The  Debtor  is  not  an
"investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (p) ERISA. The Debtor is in compliance in all material respects with ERISA and no lien in favor of the Pension Benefit Guaranty Corpora tion on any of the Receivables shall exist.

                  (q) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit B hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrative Agent). All Obligors have been instructed to make payment to a Lock-Box Account.

                  (r) Insurance Policies. At the time of the sale of each Receivable and related Contract by UAC to the Seller pursuant to the UAFC Sale and Purchase Agreement and subsequent sale by the Seller to the Debtor pursuant to the UAFCC Sale and Purchase Agreement or by a Warehouse to the Debtor pursuant to a Warehouse Transfer Agreement, each Financed Vehicle is required to be covered by physical damage and liability insurance obtained by the related Obligor at least in the amount required by the related Contract, and each such required insurance policy is required to name UAC as loss payee and is required to be in full force and effect.

                  Any document, instrument, certificate or notice delivered to the Company by the Debtor hereunder shall be deemed a representation and warranty by the Debtor.

                  SECTION 3.2 Representations and Warranties of the Collection Agent. The Collection Agent represents and warrants to the Collateral Agent and the Secured Parties that:

                  (a) Corporate Existence and Power. The Collection Agent is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

                  (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Collection Agent of this Agreement and the other Transaction Documents are within the Collection Agent's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.6), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Collection Agent or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Collection Agent or result in the creation or imposition of any lien on assets of the Collection Agent or any of its Subsidiaries (except as contemplated by Section 2.6), or require the consent or approval of, or the filing of any notice or other documentation with, any governmental authority or other Person (except as contemplated by Section 2.6).

                  (c) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Collection Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

                  (d) Accuracy of Information. All information heretofore furnished by the Collection Agent to the Collateral Agent, the Secured Parties or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Collection Agent to the Collateral Agent, the Secured Parties or the Administra tive Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

                  (e) Credit and Collection Policy. Since June 30, 1998, (except for any changes as received by the Administrative Agent in writing), there have been no material changes in the Credit and Collection Policy; since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

                  (f) Collections and Servicing. Since the Closing Date, there has been no material adverse change in the ability of UAC, as Collection Agent hereunder, to service and collect the Receivables.

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         Any  document,  instrument,  certificate  or  notice  delivered  by the
Collection Agent to the Collateral Agent, the Secured Parties hereunder shall be deemed a representation and warranty by the Collection Agent.

                  SECTION 3.3 Reaffirmation of Representations and Warranties. On each Determination Date, Remittance Date and day on which a Funding is made, each of the Debtor and the Collection Agent, shall be deemed to have certified that all of its respective representations and warranties described in Sections
3.1 and 3.2 are correct on and as of such day as though made on and as of such day.

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



                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  SECTION 4.1 Conditions to Effectiveness. This Agreement shall become effective on the first day on which all of the following conditions have been satisfied:

                  (a) A Certificate  of the  Secretary of the Debtor  certifying
(i) the names and signatures of the officers and other agents authorized on its behalf to execute this Agreement and the other Transaction Documents and any other documents to be delivered by it hereunder or thereunder (on which Certificate the Collateral Agent and the Secured Parties may conclusively rely until such time as the Collateral Agent and the Secured Parties shall receive from the Debtor a revised Certificate meeting the requirements of this clause
(a)(i)), (ii) a copy of the Debtor's Certificate of Incorporation, as amended to the date hereof, certified by the Secretary of State of the State of Delaware,
(iii) a copy of the Debtor's By-laws, as amended to the date hereof, (iv) a copy of resolutions of the Debtor's Board of Directors approv ing the transactions contemplated hereby and (v) a certificate of the Secretary of State of the State of Delaware certifying the Debtor's good standing.

                  (b) A Certificate of the Secretary of the Collection Agent certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Collateral Agent and the Secured Parties may conclusively rely until such time as the Collateral Agent and Secured Parties shall receive from the Collection Agent a revised Certificate meeting the requirements of this clause (a)(i)), (ii) a copy of the Collection Agent's Articles of Incorporation, as amended to the date hereof, certified by the Secretary of State of the State of Indiana, (iii) a copy of the Collection Agent's By-laws, as amended to the date hereof, (iv) a copy of resolutions of the Collection Agent's Board of Directors approving the transactions contemplated hereby and (v) a certificate of the Secretary of State of the State of Indiana certifying the Collection Agent's existence.

                  (c) A Certificate  of the  Secretary of the Seller  certifying
(i) the names and signatures of the officers and other agents authorized on its behalf to execute this Agreement and the other Transaction Documents and any other docu ments to be delivered by it hereunder or thereunder (on which Certificate the Collateral Agent and the Secured Parties may conclusively rely until such time as the

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



Collateral Agent and the Secured Parties shall receive from the Seller a revised Certificate meeting the requirements of this clause (c)(i)), (ii) a copy of the Seller's Articles of Incorporation, as amended to the date hereof, certified by the Secretary of State of the State of Indiana, (iii) a copy of the Seller's By-laws, as amended to the date hereof, (iv) a copy of resolutions of the Seller's Board of Directors approving the transactions contemplated hereby and
(v) a certificate of the Secretary of State of the State of Indiana certifying the Seller's existence.

                  (d) Copies of proper financing statements (Form UCC-1), naming UAC as the debtor in favor of the Seller as secured party and the Debtor as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Seller desirable under the Relevant UCC to perfect the Seller's security interest in the Receivables, Related Security and Collections, free and clear of any Adverse Claim.

                  (e) Copies of proper financing statements (Form UCC-1), naming the Seller as the debtor in favor of the Debtor as secured party and the Collateral Agent, for the benefit of the Secured Parties, as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Collateral Agent desirable under the Relevant UCC to perfect the Debtor's security interest in the Receivables, Related Security and Collections, free and clear of any Adverse Claim.

                  (f) Copies of proper financing statements (Form UCC-3), naming the Collateral Agent, for the benefit of the Secured Parties, as assignee of the UCC-1 financing statement referenced in Section 4.1(d).

                  (g) Copies of proper financing statements (Form UCC-3), amending the Form UCC-1 that names UAC as the debtor and Debtor as a secured party to reflect the Debtor's name change from Union Acceptance Funding Corpora tion to UAFC Corporation.

                  (h) Copies of proper financing statements (Form UCC-3), amending the Form UCC-1 that names the Debtor (when known as Union Accep tance Funding Corporation) as debtor and the Company as secured party to reflect the Debtor's name change from Union Acceptance Funding Corporation to UAFC Corporation.

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                  (i) Copies of proper  financing  statements  (Form UCC-3),  if any, necessary under the Relevant UCC to terminate all security interests and other rights of any person in the Collateral, including the Receivables, Related Security and Collections, previously granted by the Debtor.

                  (j) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Collateral Agent) dated a date reasonably near the date of the [Initial Funding] listing all effective financing statements which name the Debtor, the Seller or UAC(under its present name and any previous name) as debtor and which are filed in jurisdic tions in which the filings were made pursuant to item (e) above together with copies of such financing statements (none of which shall cover any Receivables or Con tracts).

                  (k) Opinions of Barnes & Thornburg, special counsel to the Seller, Debtor and the Collection Agent, covering the matters set forth in (i)
Exhibit I hereto, and (ii) Exhibit J hereto.

                  (l) An opinion of Barrett & McNagny, special counsel to the Seller, Debtor and the Collection Agent, covering matters relating to Florida law.

                  (m) Such other documents as the Collateral Agent or the Secured Parties shall reasonably request.

                                              ARTICLE V

                                              COVENANTS

                  SECTION 5.1 Affirmative Covenants of the Debtor, the Seller and UAC. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment is zero, unless the Secured Parties shall otherwise consent in writing:

                  (a) Financial Reporting. The Debtor, the Seller and UAC each will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and UAC (or, in the case of the first sentence of clauses (iii), (iv), and clause (ix), the

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Debtor) will furnish to the  Administrative  Agent, the Collateral Agent and the
Insurer:

                           (i) Annual Reporting. Within ninety (90) days after the close of each of its fiscal years, audited financial state ments, prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related state ments of operations, shareholder's equity and cash flows, accompa nied by an audit report of a nationally recognized firm of independent certified public accountants (or such other firm of independent certi fied public accountants acceptable to the Administrative Agent, the Collateral Agent, and the Insurer) which report shall be unqualified as to going concern and scope of audit and shall state that such consoli dated financial statements present fairly the financial position of UAC and its Subsidiaries at the dates indicated and the results of their operations and their cash flow for the periods indicated is in confor mity with GAAP and that the examination had been made in accor dance with generally accepted auditing standards.

                           (ii) Quarterly Reporting. Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                           (iii) Compliance Certificate. Concurrently with the delivery by UAC of the financial statements required hereun der, a compliance certificate signed by its treasurer or vice president stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof. On and after the date of any change in ownership of UAC contemplated by Section 5.2(k), together with the financial statements hereunder, a compliance certifi cate signed by the chief financial officer of UAC showing the compu tation of, and showing compliance with, each of the quarterly finan cial tests or conditions set forth in Section 5.2(k).

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




                           (iv) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two (2) days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the treasurer or vice president of the Debtor setting forth details of such Termination Event or Potential Termination Event and the action which the Debtor proposes to take with respect thereto.

                           (v) Change in Credit and Collection Policy. Within ten (10) days after the date any material change in or amend ment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amend ment.

                           (vi) Credit and Collection Policy. Upon request by the Collateral Agent or any Secured Party, a complete copy of the Credit and Collection Policy then in effect.

                           (vii) Blue Book. Within forty-five (45) days after the close of the quarterly period of each of its fiscal years, a copy of the UAC Quarterly Statistical Update (a/k/a/ UAC's "blue book").

                           (viii) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Debtor, UAC or any ERISA Affiliate of the Debtor, the Seller or UAC files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Debtor, UAC or any ERISA Affiliates of the Debtor, the Seller or UAC receives from the Internal Revenue Ser vice, the Pension Benefit Guaranty Corporation or the U.S. Depart ment of Labor.

                           (ix) Other Information. Such other information (including non-financial information) as the Administrative Agent, the Collateral Agent or any Secured Party may from time to time reasonably request.

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




                           (b) Conduct of Business. Each of the Debtor, the Seller and UAC will (x) carry on and conduct its business in substantially the same manner and in substantially the same or related fields of enterprise (including, in the case of UAC, consumer finance activities) as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and (y) maintain all requisite authority to conduct its business in each jurisdiction in which its business is con ducted.

                  (c) Compliance with Laws. Each of the Debtor, the Seller and UAC will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                  (d) Furnishing of Information and Inspection of Records. The Debtor will furnish to the Collateral Agent and the Secured Parties from time to time such information with respect to the Receivables as the Collateral Agent or any Secured Party may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. Upon at least two (2) Business Days prior notice, the Debtor, the Seller and UAC will during regular business hours permit the Collateral Agent or any Secured Party, or their agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Debtor, the Seller and UAC for the purpose of examining such Records, and to discuss matters relating to Receivables or the Debtor's, the Seller's or UAC's performance hereunder or under the Sale and Purchase Agreement, the UAFC Sale and Purchase Agreement or the UAFCC Sale and Purchase Agreement, as applicable, with any of the officers, employees or independent public accountants of the Debtor, the Seller or UAC having knowledge of such matters.

                  (e) Keeping of Records and Books of Account. The Debtor, the Seller and UAC (consistent with its role as Collection Agent) will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Debtor, the Seller and UAC will give the Collateral

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




                  Agent, the Insurer, Moody's and S&P notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (f) Performance and Compliance with Receivables and Contracts. The Debtor, the Seller and UAC will at their expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

                  (g) Credit and Collection Policies. UAC will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (h) Collections. The Debtor and UAC shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

                  (i) Collections Received. The Debtor and UAC shall hold in trust, and deposit, immediately, but in any event not later than two (2) Business Days of its receipt thereof, to a Lock-Box Account all Collections received from time to time by them.

                  (j) Separate Business. The Debtor shall at all times (a) to the extent the Debtor's office is located in the offices of UAC or any Affiliate of UAC, pay fair market rent for its executive office space located in the offices of UAC or any Affiliate of UAC, (b) maintain the Debtor's books, financial statements, accounting records and other corporate documents and records, as applicable, separate from those of UAC or any other entity, (c) not commingle the Debtor's assets with those of UAC or any other entity (it being understood that certain Collections on Receivables owned by the Debtor may be temporarily commingled with collections on other receivables serviced by UAC);
(d) act solely in its corporate name and through its own authorized officers and agents, (e) make investments directly or by brokers engaged and paid by the Debtor or its agents (provided that if any such Agent is an Affiliate of the Debtor it shall be compensated at a fair market rate for its services), (f) separately manage the Debtor's liabilities from those of UAC or any Affiliates of UAC and pay its own liabilities, including all administrative expenses, from its own separate assets, and (g) pay from the Debtor's assets all obligations and indebtedness of any kind incurred by the Debtor. The Debtor shall abide by all corporate formalities, including the maintenance of current minute books, and the Debtor shall cause its financial statements to be prepared in accor dance with generally accepted accounting principles in a manner that indicates the

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



separate existence of the Debtor and its assets and liabilities. The Debtor shall (i) pay all its liabilities, (ii) not assume the liabilities of UAC or any Affiliate of UAC and (iii) not guarantee the liabilities of UAC or any Affiliate of UAC. The officers and directors of the Debtor (as appropriate) shall make decisions with respect to the business and daily operations of the Debtor independent of and not dictated by any controlling entity.

                  (k) Corporate Documents. The Debtor shall only amend, alter, change or repeal Articles III, IV, V, VI, and XI of its Certificate of Incorpora tion as in effect on the date hereof with the prior written consent of the Administra tive Agent.

                  SECTION 5.2 Negative Covenants of Debtor, the Seller and UAC. During the term of this Agreement, unless the Secured Parties shall otherwise consent in writing:

                  (a) No Sales, Liens, Etc. Except as otherwise provided herein, including a Year-end Receivable Transfer, none of the Debtor, the Seller or UAC will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, any Receivable or related Contract, or upon or with respect to any account which concentrates in a Lock-Box Bank to which any Collec tions of any Receivable are sent, or assign any right to receive income in respect thereof.

                  (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2, none of the Debtor, the Seller or UAC will extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                  (c) No Amendment of UAFC Sale and Purchase Agreement. The Seller shall not amend or otherwise modify the UAFC Sale and Purchase Agreement without the prior written consent of the Secured Parties.

                  (d) No Amendment of UAFCC Sale and Purchase Agreement. The Debtor shall not amend or otherwise modify the UAFCC Sale and Purchase Agreement without the prior written consent of the Secured Parties.

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



                           (e) No Amendment of Sale and Purchase Agreement.  The
Debtor shall not amend or otherwise modify the Sale and Purchase Agreement without the prior written consent of the Secured Parties.

                           (f) No Change in  Business  or Credit and  Collection
Policy. None of the Debtor, the Seller or UAC shall, without the prior written consent of the Agent, make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case (i) impair the collectibility of any Receivable or (ii) change the write-off policy in effect as of the Closing Date, with respect to the Receivables and the Contracts.

                           (g) Sale of  Assets,  Etc.  None of the  Debtor,  the
Seller or UAC will sell, lease or transfer all or substantially all of its assets to any other person, provided, however, that no such sale shall be deemed to occur solely as a result of a Take-Out, Year-end Receivable Transfer or solely as a result of the sale of Contracts and related Receivables which are released to the Debtor pursuant to Section 2.15(c) and 2.15(d).

                           (h) Change in Payment Instructions to Obligors.  None
of the Debtor, the Seller, or UAC or the Collection Agent will add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit B hereto or make any change in its instructions to Obligors regard ing payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Collateral Agent and the Administrative Agent shall have received written notice of such addition, termination or change at least 15 days prior thereto.

                           (i) Change of Name,  Etc.  The Debtor will not change
its name, identity or structure or its chief executive office, unless at least 30 days prior to the effective date of any such change the Debtor delivers to the Collateral Agent UCC financing statements, executed by the Debtor necessary to reflect such change and to continue the perfection of the Collateral Agent's security interest in the Receivables.

                           (j) No Mergers,  Etc. None of the Debtor,  the Seller
or UAC will (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other person, unless the Debtor, the Seller or UAC, respectively, is the surviving entity.

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                           (k)      Sale Treatment.

                  (i) Neither the Seller nor UAC will account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the UAFC Sale and Purchase Agree ment in any manner other than as a sale of Receivables by UAC to the Seller;

                  (ii) Neither the Debtor nor UAC will account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Sale and Purchase Agree ment, as applicable, in any manner other than as a sale of Receivables by UAC to the Debtor; and

                  (iii) Neither the Debtor nor the Seller will account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the UAFCC Sale and Purchase Agreement in any manner other than as a sale of Receivables by the Seller to the Debtor.

                           (l) Other Debt.  Except as provided  for herein,  the
Debtor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Debtor representing fees, expenses and indemnities arising hereunder, under the UAFCC Sale and Purchase Agreement for the purchase price of the Receivables under the UAFCC Sale and Purchase Agreement or under the Sale and Purchase Agreement for the purchase price of the Receivables under the Sale and Purchase Agreement, and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $9,500 (except for indebtedness incurred in connection with the repurchase of Receivables from UARC) at any time outstanding.

                  SECTION 5.3 Acceptable Hedging Arrangements. The Collection Agent shall (i) at or prior to the time of any Funding, provide to the Administrative Agent, the Collateral Agent and the Insurer an officer's certificate stating that the Collection Agent has Acceptable Hedging Arrangements in place satisfying the conditions of this Section 5.3 as set forth below and after January 1, 1999, qualifies as an Acceptable Hedging Arrangement (as defined in the Insurance Agreement), and (ii) in connection with any Settlement Statement provided hereunder, provide an

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



executed copy of all existing Acceptable Hedging Arrangements, which Acceptable Hedging Arrangements shall be satisfactory to the Administrative Agent, the Collateral Agent and the Insurer, and with respect to which at any time after the occurrence of a Termination Event the Debtor shall be the beneficiary, in respect of an aggregate notional amount at least equal to the Net Investment. The form and structure and counterparty to each Acceptable Hedging Arrangement shall be acceptable to the Administrative Agent, the Collateral Agent and the Insurer and must be in full force and effect at all times during which the Net Investment is greater than zero (however such required amount may be reduced for the period of time between the pricing and the funding of a structured financing utilizing Receiv ables released to the Debtor pursuant to Section 2.15 by the aggregate Outstanding Balance of such Receivables).

                                             ARTICLE VI

                                   ADMINISTRATION AND COLLECTIONS

                  SECTION 6.1 Appointment of Collection Agent. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Collateral Agent gives notice to UAC of the designation of a new Collection Agent, UAC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collateral Agent, upon the written request of the Insurer shall, or may, with the consent of the Insurer, upon the occurrence of a Collection Agent Default or any other Termination Event, designate as Collection Agent any Person (including itself) acceptable to the Insurer to succeed UAC or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof, but in any event the Company shall notify Moody's and S&P of any Collection Agent Default. The Company may notify any Obligor of its security interest in the Con tracts and the related Receivables.

                  SECTION 6.2 Duties of Collection Agent.

                           (a) The  Collection  Agent  shall take or cause to be
taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable

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care and diligence,  and in accordance  with the Credit and  Collection  Policy.
Each of the Debtor, the Company, each Bank Investor and the Insurer hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1, to enforce its respective rights and interests in and under the Receivables, the Related Security and the Contracts. The Collection Agent shall remit daily, within two (2) Business Days of receipt, to the Collection Account all Collections received with respect to any Receivables. The Collection Agent shall segregate and deposit to the Agent's, the Company's, the Bank Investor's or the Insurer's account, as applicable, such Person's allocable share of Collections of Receivables when required pursuant to Article II hereof. So long as no Termination Event shall have occurred and be continuing, the Collection Agent may, unless otherwise required by law, in accor dance with the Credit and Collection Policy, extend the maturity of Receivables as the Collection Agent may determine to be appropriate to maximize Collections thereof. The Debtor shall hold in trust for the Secured Parties in accordance
with  their  security  interest,   all  Records  which  evidence  or  relate  to
Receivables or Related Security. In the event that a successor Collection Agent is appointed by the Com pany, upon the direction or with the consent of the Insurer, the Debtor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Debtor and the Secured Parties in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is the Debtor or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security.

                           (b)  The   Collection   Agent   shall,   as  soon  as
practicable following receipt thereof, turn over to the Debtor any collections of any indebtedness of any Obligor which is not a Receivable. If UAC or any affiliate thereof is not the Collection Agent, the Collection Agent, by giving three (3) Business Days' prior written notice to the Collateral Agent, the Agent and the Insurer, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Collateral Agent, the Agent and the Insurer. The Collection Agent, if other than the Debtor, shall as soon as practicable upon demand, deliver to the Debtor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

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                           (c) On or before  ninety  (90) days  after the end of
each fiscal year of the Collection Agent, beginning with the fiscal year ending June 30, 1999, the Collection Agent shall cause a firm of independent public accountants (who may also render other services to the Collection Agent or the Debtor) to furnish a report on applying agreed upon procedures to the Collateral Agent to the effect that they have (i) compared the information contained in the Settlement Statements and Withdrawal Notices delivered during such fiscal year, based on a sample size provided by the Agent, with the information contained in the Contracts and the Collection Agent's records and computer systems for such period, (ii) verified the Net Receivables Balance as of the end of each Settlement Period during such fiscal year, and (iii) verified that a sample of Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied the requirements of the definition thereof contained herein, and (iv) conducted a 'negative confirmation' of a sample of the Receivables and verified that the Collection Agent's records and computer system used in servicing the
Receivables   contained  correct  information  with  regard  to  due  dates  and outstanding balances, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such report.

                           (d)   Notwithstanding   anything   to  the   contrary
contained in this Article VI, the Collection Agent, if not the Debtor, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any Receivable that is not included in the Collateral other than to deliver to the Debtor the Collections and documents with respect to any such Receivable as described in Section 6.2(b).

                           (e) In the event  that a  Take-Out  does not occur at
least once in any period of sixteen (16) consecutive calendar weeks, the Collateral Agent, the Company or the Insurer shall have the right to conduct (or to cause its accoun tants or other third parties to conduct) an audit of the Collection Agent's records (including all Records and Contracts) and servicing, reporting and collection procedures.

                  SECTION 6.3 Collection Agent Defaults. The occurrence of any one or more of the following events shall constitute a Collection Agent Default:

                           (a) any  representation,  warranty,  certification or
statement made by the Collection Agent (including UAC, if it is the Collection Agent) in this


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Agreement or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made; or

                           (b)  the  Collection   Agent  shall  default  in  the
performance of any payment, covenant or undertaking hereunder; or

                           (c) any Event of Bankruptcy  shall occur with respect
to the Collection Agent or any Subsidiary of Collection Agent.

                  SECTION 6.4 Rights After Designation of New Collection Agent. At any time following the designation of a Collection Agent (other than UAC) pursuant to Section 6.1:

                  (i) The Agent or the Insurer may direct that payment of all amounts payable under any Receivable be made directly to the Collateral Agent and the Insurer, as applicable, or their respective designees.

                  (ii) The Debtor shall, at the Agent's or the Insurer's request and at the Debtor's expense, give notice of the Collat eral Agent's interest in the Receivables to each Obligor and direct that payments be made directly to the Collateral Agent or its designee.

                  (iii) The Debtor shall, at the Agent's or the Insurer's request, (A) assemble all of the Records, and shall make the same available to the Collateral Agent and the Insurer at a place selected by the Collateral Agent and the Insurer or their respective designees, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receiv ables in a manner acceptable to the Collateral Agent and the Insurer and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Collateral Agent or its designee.

                  (iv) The Debtor hereby authorizes the Collateral Agent to take any and all steps in the Debtor's name and on behalf of the Debtor necessary or desirable, in the determination of the Collateral Agent, to collect all amounts due under any and all Receivables and Related Security with respect thereto, including,

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



         without limitation, endorsing the Debtor's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

                  SECTION 6.5 Responsibilities of the Debtor. Anything herein to the contrary notwithstanding, the Debtor shall (i) perform all of its obligations under the Contracts related to the Receivables to the same extent as if interests in such Receiv ables had not been pledged hereunder and the exercise by the Collateral Agent of its rights hereunder shall not relieve the Debtor from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Debtor thereunder.

                                             ARTICLE VII

                                         TERMINATION EVENTS

                  SECTION 7.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

                           (a) any  representation,  warranty,  certification or
statement made by the Debtor, the Seller or UAC in this Agreement, the UAFCC Sale and Purchase Agreement, the UAFC Sale and Purchase Agreement, the Sale and Pur chase Agreement or in any other Transaction Document shall prove to have been incorrect in any material respect when made or deemed made;

                           (b) the  Debtor,  the Seller or UAC shall  default in
the performance of (i) any payment obligation hereunder or under the UAFCC Sale and Purchase Agreement or under the UAFC Sale and Purchase Agreement or under the Sale and Purchase Agreement or (ii) any other covenant or undertaking hereunder or under the UAFCC Sale and Purchase Agreement or under the UAFC Sale and Purchase Agreement or under the Sale and Purchase Agreement which in the case of this clause (ii) shall remain unremedied for five (5) days; or

                           (c) any Event of Bankruptcy  shall occur with respect
to the Debtor, the Seller or the Collection Agent or any Subsidiary of any of them; or


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                           (d) a Collection Agent Default shall have occurred or
for any reason UAC is not the Collection Agent; or

                           (e) the Collection  Agent shall at any time not be in
compliance with the requirements of Section 5.3; or

                           (f) the Collateral Agent shall, for any reason,  fail
to have a valid and perfected first priority security interest in the Receivables and Related Security and Collections with respect thereto, free and clear of any Adverse Claim; or

                           (g) any of the Debtor,  the Seller or the  Collection
Agent shall consolidate or merge with or into any other Person whereby it is not the surviving entity; or

                           (h) there shall have  occurred any  material  adverse
change in the operations of the Debtor, the Seller or the Collection Agent since the Closing Date, or any other event shall have occurred which materially affects the Debtor's, the Seller's or the Collection Agent's ability to either collect the Receivables or to perform under this Agreement, the UAFCC Sale and Purchase Agreement, the UAFC Sale and Purchase Agreement, the Sale and Purchase Agreement or any other Transaction Document; or

                           (i) the  Liquidity  Provider  or the  Credit  Support
Provider shall have given notice that an event of default has occurred and is continuing under its agreements with the Company; or

                           (j) the Commercial  Paper issued by the Company shall
not be rated at least "A-2" by S&P and at least "P-2" by Moody's; or

                           (k) (i) the Net  Investment  minus amounts on deposit
in the Prefunding Account shall at any time exceed the Net Receivables Balance, or (ii) the Net Asset Test is not satisfied; or

                           (l) a  Take-Out  shall not occur at least once in any
period of six consecutive calendar months; or



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                           (m) the Net  Yield  as of any  Determination  Date is
less than 2.00%;

                           (n) a draw is made  under the  Policy  or an  Insurer
Default has occurred and is continuing;

                           (o) the Insurer shall have given notice that an event
of default has occurred and is continuing under the Insurance Agreement;

                           (p)  the  term  of the  Policy  is  not  of the  term
required by the Company (which term shall be at least equal to the term of the latest maturing Receivable in the facility plus 90 days); and

                           (q) the  sum of the  (i)  amount  on  deposit  in the
Reserve Account and (ii) the amount available pursuant to any Reserve Account Guaranty is less than the Required Reserve Account Amount for two (2) consecutive Business Days.

Notwithstanding the foregoing, with respect to an event occurring described in paragraph (a) or (f), to the extent such event is related to a particular Receivable or Receivables, such event shall not constitute a Termination Event if the Debtor timely fulfills its obligations with respect to such Receivable or Receivables pursuant to Section 2.7 hereof.

                  SECTION 7.2 Termination. If a Termination Event occurs hereunder and is continuing, the Collateral Agent, at the written direction of the Insurer shall, or the Collateral Agent may, with the consent of the Insurer, in either case by notice to the Debtor, (i) if UAC is the Collection Agent at the time, terminate UAC as Collec tion Agent hereunder, or (ii) declare any date as the date upon which the Note shall become due and payable, and, subject to the limitations on recourse set forth in Section 2.1 hereof and Section 6.8 of the Note Purchase Agreement, the Collateral Agent shall have all of the rights and remedies provided to a secured creditor or a purchaser of chattel paper under the Relevant UCC by applicable law in respect thereto (including, but not limited to, initiating foreclosure and/or liquidation proceedings with respect to all of the Receivables and Contracts or any portion thereof). In addition, the Agent shall have the right to designate the Base Rate plus, if an Insurer Default shall have occurred, 2%, to be applicable to the Net Investment (except in the case of a Termination Event described under clauses (i) and (j) above, in which case the Adjusted LIBOR Rate or the Base Rate, as applicable, shall be

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



applicable), and the Company shall have the right to cease issuing Commercial Paper in order to maintain the Net Investment and may assign to the Bank Investors all of its right, title and interest hereunder.

                  No waiver of any Termination Event or Potential Termination Event shall be effective without the prior written consent of the Insurer.

                  If the Note is declared due and payable in accordance with this Section 7.2, the Collateral Agent shall, at the direction of the Insurer, and may, with the consent of the Insurer, do any one or more of the following:

                           (i) take all necessary  action to foreclose  upon the
Collateral;

                           (ii) retain in satisfaction of any amounts owing from
the Debtor all amounts otherwise payable to the Debtor pursuant to this Agreement to the extent necessary to pay in full all amounts (including principal and interest) (i) due and payable under the Note, (ii) due and payable by the Debtor under the Note Purchase Agreement, and (iii) all amounts due and payable by the Debtor under the Insurance Agreement;

                  (iii)  subject to the  limitations  on  recourse  set forth in
         Section 2.1 hereof and Section 6.8 of the Note Purchase Agreement, pursue any available remedy by proceeding at law or in equity including complete or partial foreclosure of the lien upon the Collateral and sale of the Collateral or any portion thereof or rights or interest therein as may appear necessary or desirable (i) to collect amounts owed pursuant to the Note and any other payments then due and thereafter to become due under the Note or (ii) to enforce the performance and observance of any obligation, covenant, agreement or provision contained in this Agreement to be observed or performed by the Debtor; or

                  (iv)  subject  to the  limitations  on  recourse  set forth in
         Section 2.1 hereof and Section 6.8 of the Note Purchase Agreement, exercise any remedies of a secured party under the Uni form Commercial Code and take any other appropriate action to

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



         protect and enforce the rights and remedies of the Collateral Agent on behalf of the Secured Parties

                  The Debtor and the Collection Agent agree that they shall take all actions (including reliening of the certificates of title or other title documents in the name of the Collateral Agent on behalf of the Secured Parties) and execute all documents as may be necessary or requested by the Collateral Agent to perfect its interest in the Collateral, including, without limitation, to perfect the Collateral Agent's security interest in the Financed Vehicles. The Debtor, the Seller and UAC hereby grant to the Collateral Agent, on behalf of the Secured Parties, a power of attorney to act in their place and stead to take all actions as may be necessary to perfect the Collateral Agent's security interest in the Financed Vehicles. Each of UAC, the Debtor and the Seller acknowledge that such power of attorney is irrevoca ble and is coupled with an interest. In connection with any sale of the Receivables by the Collateral Agent after the occurrence of a Termination Event, the Debtor shall have, for a period of five (5) Business Days after notice of such proposed sale from or on behalf of the Secured Parties, the right to repurchase the Receivables and related Contracts for a price, payable in immediately available funds, in an amount equal to the Aggregate Unpaids.

                  SECTION 7.3 Proceeds. The proceeds from the sale, disposition or liquidation of the Receivables pursuant to Section 7.2 above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions governing allocations set forth herein.

                                            ARTICLE VIII

                                        THE COLLATERAL AGENT

                  SECTION 8.1 Duties of the Collateral Agent. The Secured Parties hereby appoint Bank of America to act solely on their behalf as Collateral Agent hereunder, and Bank of America hereby accepts such appointment. The Collateral Agent, both prior to the occurrence of a Termination Event hereunder and after a Termination Event shall have been cured or waived, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. The Collateral Agent shall at all times after the occurrence of a Termination Event which has not been cured or waived exercise such of the rights and powers vested in it

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



pursuant to this Agreement using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.

                  All Collections received by the Collateral Agent from the Collection Agent or otherwise will, pending remittance to the Secured Party entitled thereto, be held in trust by the Collateral Agent for the benefit of the Secured Parties and together with all other payment obligations of the Debtor hereunder owing to the Secured Parties shall be payable to the Secured Parties in accordance with the provisions of Article II hereof.

                  The Collateral Agent shall only resign if it shall (i) become incapable of acting as Collateral Agent in accordance with the terms of this Agreement, (ii) be adjudicated insolvent or bankrupt or otherwise become subject to any bankruptcy, insolvency, reorganization or liquidation proceeding, (iii) be no longer qualified as the Collateral Agent as such term is defined in the agreement governing its responsi bility as Collateral Agent or otherwise be subject to replacement pursuant to or such agreement governing its responsibility as Collateral Agent or (iv) materially breach any of the provisions of this Agreement or provided, further, that, without the consent of the Agent and the Insurer, such resignation shall not be effective until a successor Collateral Agent acceptable to the Insurer shall have accepted appointment as Collateral Agent hereunder and shall have agreed to be bound by the terms of this Agreement.

                  Except as otherwise provided herein, the Collateral Agent shall not resign from the obligations and duties hereby imposed on it except upon determina tion that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Collateral Agent could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Collateral Agent shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to the Collateral Agent and the Secured Parties. Notwithstanding the foregoing, the Collateral Agent may resign if, after demand therefor, it does not receive payment of any compensation due from the Debtor pursuant to the letter agreement described in
Section 8.2. No resignation of the Collateral Agent shall become effective until a successor Collateral Agent approved by the Agent and the Insurer and the successor Collateral Agent shall have assumed the responsibilities and obligations of the Collateral Agent hereunder.

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



                  SECTION 8.2  Compensation  and  Indemnification  of Collateral
Agent. The Collateral Agent shall be compensated for its activities hereunder and reimbursed for reasonable out-of-pocket expenses (including (i) securities transaction charges not waived due to the Collateral Agent's receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Debtor and (ii) the compensation and expenses of its counsel and agents) pursuant to a separate letter agreement between the Collateral Agent and the Debtor. All such amounts shall be payable from funds available therefor in accordance with Section 2.3(a)(iii) hereof with any increase in such amounts to be approved by the Insurer. Subject to the terms of such letter agreement, the Collateral Agent shall be required to pay the expenses incurred by it in connection with its activities hereunder from its own account. Notwithstanding any other provisions in this Agreement, the Collat eral Agent shall not be liable for any liabilities, costs or expenses of the Debtor arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or from a failure to comply therewith).

                           (a) The Debtor shall indemnify the Collateral  Agent,
its officers, directors, employees and agents for, and hold it harmless against any loss, liability or expense incurred without willful misconduct, gross negligence or bad faith on its part, arising out of or in connection with (i) the acceptance or administra tion of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and (ii) the negligence, willful misconduct or bad faith of the Debtor in the performance of its duties hereunder. All such amounts shall be payable in accordance with Section 2.3(a)(iii) hereof. The provisions of this Section 8.2 shall survive the termination of this Agreement.

                  SECTION 8.3 Representations, Warranties and Covenants of the Collateral Agent. The Collateral Agent agrees to make the following representations, warranties and covenants, and further agrees that the Secured Parties shall be deemed to have relied upon such representations, warranties and covenants in accepting their interest in the Receivables.

                           (a)  Organization  and Good Standing.  The Collateral
Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has full corporate power, authority and legal right to own its properties and conduct its business as such

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



properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

                           (b) Due Authorization.  The execution,  delivery, and
performance of this Agreement and any other Transaction Document to which the Collateral Agent is a party have been duly authorized by the Collateral Agent by all necessary corporate action on the part of the Collateral Agent.

                           (c) Binding Obligation.  This Agreement and the other
Transaction Documents to which the Collateral Agent is a party each constitutes a legal, valid and binding obligation of the Collateral Agent, enforceable in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (d) No Conflict.  The  execution  and delivery by the
Collateral Agent of this Agreement and the other Transaction Documents to which the Collateral Agent is a party, and the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof applicable to the Collateral Agent, will not conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Collateral Agent or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Collateral Agent is a party or by which it is bound.

                  SECTION 8.4 Liability of the Collateral Agent.

                           (a)  The   Collateral   Agent   shall  be  liable  in
accordance  herewith  only  to  the  extent  of  the  obligations   specifically
undertaken by the Collat eral Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Collateral Agent and, in the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certifi cates or opinions furnished to the Collateral Agent and conforming to the require ments of this Agreement.

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



                           (b) The  Collateral  Agent shall not be liable for an
error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Collateral Agent shall have been negligent in ascertaining the pertinent facts.

                           (c) The  Collateral  Agent  shall not be liable  with
respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Collateral Agent under this Agreement.

                           (d) The  Collateral  Agent shall not be charged  with
knowledge of any Termination Event unless a Trust Officer assigned to the Collat eral Agent's Corporate Trust Office obtains actual knowledge of such event or the Collateral Agent receives written notice of such event from the Debtor, the Seller, the Company, any Bank Investor, the Insurer or the Agent, as the case may be.

                           (e) Without  limiting the  generality of this Section
8.4, the Collateral Agent shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any other Transaction Document or any financing statement or continuation statement evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Receivables, (iv) to confirm or verify the contents of any reports or certificates of the Collection Agent or the Debtor delivered to the Collateral Agent pursuant to this Agreement believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Debtor's, the Seller's or the Collection Agent's representations, warranties or covenants or the Collection Agent's duties and obligations as Collection Agent and as custodian of books, records, files and com puter records relating to the Receivables.

                           (f) The  Collateral  Agent  shall not be  required to
expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Collat eral Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Collection Agent under this Agreement.

                           (g) The  Collateral  Agent  may  rely  and  shall  be
protected in acting or refraining from acting upon any resolution, officer's certificate, any Settlement Statement, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

                           (h) The Collateral Agent may consult with counsel and
any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such opinion of counsel.

                           (i) The Collateral Agent shall be under no obligation
to exercise any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agree ment, at the request, order or direction of the Agent pursuant to the provisions of this Agreement, unless the Agent shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained in this Agreement, however, shall relieve the Collateral Agent of its obligations, upon the occurrence of a Termination Event (that shall not have been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                           (j) The Collateral  Agent shall not be liable for any
action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

                           (k) Prior to the  occurrence of a  Termination  Event
and before the Collateral Agent has received notice of such Termination Event and after the waiver of any Termination Event that may have occurred, the Collateral Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, however, that if the payment within a reasonable time to the Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Collateral Agent, not reasonably assured by the Debtor, the Collateral Agent may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Debtor or, if paid by the Collateral Agent, shall be reimbursed by the Debtor upon demand.

                           (l)  The  Collateral  Agent  may  execute  any of the
trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Collateral Agent shall not be respon sible for any misconduct or negligence of any such Agent or custodian appointed with due care by it hereunder.

                  SECTION 8.5 Merger or Consolidation of, or Assumption of the Obligations of, the Collateral Agent. The Collateral Agent shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                           (i) the corporation  formed by such consoli dation or
into which the Collateral Agent is merged or the Person which acquires by conveyance or transfer the properties and assets of the Collateral Agent substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Collateral Agent is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Secured Parties in form satisfactory to the Secured Parties, the performance of every covenant and obligation of the Collateral Agent hereunder; and

                           (ii)  the  Collateral  Agent  has  delivered  to  the
Secured Parties an officer's certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.5 and that all conditions precedent herein provided for relating to such transac tion have been complied with.

                  SECTION 8.6 Limitation on Liability of the Collateral Agent and Others. The directors, officers, employees or agents of the Collateral Agent shall not be under any liability to the Agent, any Secured Party or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consider ation for, the execution of this Agreement; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Collateral Agent against any liability which would otherwise be imposed by reason of willful misfea sance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.4, the Collateral Agent shall not be under any liability to any Secured Party or any other Person for any action taken or for refraining from the taking of any action in its capacity as Collateral Agent pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Collateral Agent against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Collateral Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Collateral Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to administer the Collections and the Collection Account in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

                  SECTION 8.7 Indemnification of the Secured Parties. The Collateral Agent shall indemnify and hold harmless the Agent and the Secured Parties from and against any loss, liability, expense, damage or injury suffered or sustained by reason of willful misfeasance, bad faith, or gross negligence in the performance of the duties of the Collateral Agent or by reason of reckless disregard of obligations and duties of the Collateral Agent hereunder or by reason of the acts, omissions or alleged acts or omissions of the Collateral Agent pursuant to this Agreement. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

                                             ARTICLE IX

                                            MISCELLANEOUS

                  SECTION 9.1 Term of Agreement. This Agreement shall terminate following the Termination Date when the Net Investment has been reduced to zero, all accrued Carrying Costs have been paid in full and all other Aggregate Unpaids have been paid in full; provided, however, that (i) the rights and remedies of the Collateral Agent and the Secured Parties with respect to any representation and warranty made or deemed to be made by the Debtor, the Seller or UAC pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section 9.9, shall be continuing and shall survive any termination of this Agreement.

                  SECTION 9.2 Waivers; Amendments. (a) No failure or delay on the part of the Collateral Agent or any of the Secured Parties in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

                  (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment is in writing and is signed by the Debtor, the Collection Agent, the Insurer and the Majority Investors (and, if Article VI or the rights or duties of the Collateral Agent are affected thereby, by the Collateral Agent); pro vided, that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Net Investment or rate of interest to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or the number of Bank Investors, which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) extend or permit the extension of the Commitment Termination Date, (vi) reduce or impair Collections or the payment of fees payable hereunder to the Bank Investors or delay the scheduled dates for payment of such amounts, (vii) increase the Servicing Fee to a percentage greater than 1.0% per annum of the aggregate Outstanding Balance of the Receiv ables as of the first day of the related Settlement Period, (viii) modify any provisions of this Agreement, the UAFCC Sale and Purchase Agreement, the UAFC Sale and Purchase Agreement or the Sale and Purchase Agreement relating to the timing of payments required to be made by the Issuer, the Seller or UAC or the application of the proceeds of such payments, or (ix) provide for the appointment of any Person (other than the Agent) as a successor Collection Agent. In the event the Collateral Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Collateral Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in deter mining whether the Collateral Agent shall have obtained sufficient consent hereun der.

                  SECTION 9.3 Notices. Except as provided below, all communica tions and notices provided for hereunder shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the pur poses of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation is received, (ii) if given by mail 3 Business Days following such posting, or (iii) if given by any other shall mean, when received at the address specified in this Section. Notice to Moody's and S&P will be provided for all waivers, consents, approvals, amendments and extensions with respect to or under the Transaction Documents. Each of the Debtor and the Collec tion Agent agrees to deliver promptly to the Collateral Agent, for distribution to each of the Secured Parties, a written confirmation of each telephonic notice signed by an authorized officer of Debtor or the Collection Agent, as applicable. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

         If to the Company:
         -----------------

         ENTERPRISE FUNDING CORPORATION
         c/o Global Securitization Services, LLC
         25 West 43rd St., Suite 704
         New York, New York 10036

         Attention: Kevin Burns
         Telephone: (212) 302-8331
         Telecopy: (212) 302-8767
         Payment Information:
         Bankers Trust Company
         ABA# 021001033
         Account# 01419647
         Reference Enterprise Funding - UAC

         (with a copy to the Administrative Agent)

         If to the Debtor:
         ----------------

         UAFC CORPORATION
         9240 Bonita Beach Road, Suite 1109-C
         Bonita Springs, Florida 34135-4250
         Attn: Leeanne W. Graziani, President
         Telephone:  (941) 948-1852
         Telecopy:   (941) 948-1855
         Payment Information:
         Union Federal Savings Bank

         of Indianapolis

         ABA #: 2740-7048-4
         Account #: 590070304
         Reference: Nations Line

         If to the Seller:
         ----------------

         UNION ACCEPTANCE FUNDING CORPORATION
         250 North Shadeland Avenue
         Indianapolis, Indiana 46219
         Attn: Rick A. Brown, Vice President
         Telephone: (317) 231-7934
         Telecopy: (317) 231-6469

         If to UAC:
         ---------

         UNION ACCEPTANCE CORPORATION
         250 North Shadeland Avenue

         Indianapolis, Indiana  46219
         Attn: Ashley Vukovits, Finance Officer
         Telephone:  (317) 231-2717
         Telecopy:   (317) 231-7926

         If to the Collateral Agent:
         --------------------------

         BANK OF AMERICA, N.A.
         Bank of America Corporate Center--10th Floor
         Charlotte, North Carolina  28255
         Attention:  Michelle M. Heath--
              Investment Banking
         Telephone:  (704) 386-7922
         Telecopy:   (704) 388-9169

         If to the Administrative Agent:
         ------------------------------

         BANK OF AMERICA, N.A.
         Bank of America Corporate Center--10th Floor
         Charlotte, North Carolina  28255
         Attention:  Michelle M. Heath--
              Investment Banking
         Telephone:  (704) 386-7922
         Telecopy:   (704) 388-9169

         If the to Insurer:
         -----------------

         MBIA INSURANCE CORPORATION
         113 King Street
         Armonk, New York  10504
         Attn:  Insured Portfolio Management - SF
         Telephone:  (914) 273-4949
         Telecopy:  (914) 765-3163
         Payment Information: MBIA Insurance Corporation

         ABA #: 021-000-021
         Account #: 910-2-721728
         Reference: UAFCC Enterprise Auto WH

         If to the Agent:
         ---------------

         BANK OF AMERICA, N.A.
         Bank of America Corporate Center
         100 North Tryon Street
         Charlotte, North Carolina 28255

         NC1-007-10-07
         Telephone:  (704) 386-7922
         Telecopy:  (704) 388-9169
         Payment Information: Bank of America, N.A.
         ABA #: 053000196
         Account #: 1093601650000
         Reference: UAC

         If to S&P:
         ---------

         STANDARD & POOR'S RATINGS SERVICES
         25 Broadway
         New York, New York 10004-1064
         Attention:  Michael Bilello
         Telephone: (212) 208-5531
         Telecopy: (212) 208-0030

         If to Moody's:
         -------------

         MOODY'S INVESTORS SERVICE
         99 Church Street, 4th Floor
         New York, New York 10007
         Attention:  Rochelle Tarlowe
         Telephone: (212) 553-3854
         Telecopy: (212) 553-3856

                  SECTION  9.4  Governing  Law;   Submission  to   Jurisdiction;
         Integration.

                           (a) This Agreement shall be governed by and construed
in accordance with the laws of the State of New York. Each of the Debtor, the Seller, UAC and the Collection Agent hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New

York State court sitting in The City of New York for purposes of all legal proceed ings arising out of or relating to this agreement or the transactions contemplated hereby. Each of the Debtor, UAC and the Collection Agent hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.4 shall affect the right of the Company to bring any action or proceeding against the Debtor, the Seller, UAC or the Collection Agent or their respective properties in the courts of other jurisdictions.

                           (b) This  Agreement  contains  the final and complete
integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement between the parties hereto with respect to the subject matter hereof superseding all prior oral or written under standings.

                  SECTION 9.5 Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdic tion shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 9.6 Successors and Assigns.

                           (a) This  Agreement  shall be binding on the  parties
hereto and their respective successors and assigns; provided, however, that none of the Debtor, the Seller, UAC or the Collection Agent may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Collat eral Agent and the Insurer. No provision of this Agreement shall in any manner restrict the ability of the Collateral Agent to assign, participate, grant security interests in, or otherwise transfer any portion of the Collateral.

                           (b) Each of the  Debtor,  the  Seller  and UAC hereby
agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Note to any Liquid ity Provider.

                           (c) The parties hereto agree that the  counterparties
to Acceptable Hedging Arrangements shall be third party beneficiaries of this Agreement and that the provisions of Section 2.3 (a) may not be amended without the prior consent of such counterparties.

                  SECTION 9.7 Waiver of Confidentiality. Each of the Debtor, the Seller and UAC hereby consents to the disclosure of any non-public information with respect to it received by the Company or the Administrative Agent to any of the Company, any nationally recognized rating agency rating the Company's commercial paper, the Administrative Agent, the Insurer, the Liquidity Provider or the Credit Support Provider in relation to this Agreement.

                  SECTION 9.8 Confidentiality Agreement. Each of the Debtor, the Seller and UAC hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of any of the Secured Parties, the Collateral Agent, the Administrative Agent, the Liquidity Provider or the Credit Support Provider to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law, under the Securities Exchange Act of 1934, as amended, in connection with an offering of securities issued by the Debtor or an Affiliate thereof, or order of a court of competent jurisdiction (provided, however, that no such disclosure shall occur without the prior review by the Admin istrative Agent of the material to be disclosed).

                  SECTION 9.9 No Bankruptcy Petition Against the Company. Each of the Debtor, the Seller, UAC, the Insurer and the Collection Agent hereby cove nants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company (or, if the Net Investment (or any portion thereof) has been assigned to a Conduit Assignee, one year and one day after the payment in full of all Commercial Paper issued by such Conduit Assignee), it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrange ment, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  SECTION 9.10 No Recourse Against Stockholders, Officers or Directors. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company under this Agreement and all other Transaction Documents are solely the corporate obligations of the Company and shall be payable solely from the assets of the Company in excess of funds necessary to pay matured and maturing Commercial Paper. No recourse under any obligation, covenant or agreement of the Company contained in this Agreement shall be had against Merrill Lynch Money Markets Inc. (or any affiliate thereof), or any stockholder, officer or director of the Company, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, and that no personal liability whatsoever shall attach to or be incurred by Merrill Lynch Money Markets Inc. (or any affiliate thereof), or the stockholders, officers or directors of the Company, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Company contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Merrill Lynch Money Markets Inc. (or any affiliate thereof) and every such stockholder, officer or director of the Company is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

                  SECTION 9.11 Further Assurances. The Debtor agrees to do such further acts and things and to execute and deliver to the Secured Parties, the Admin istrative Agent or the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Collateral Agent or the Insurer to carry into effect the purposes of this Agreement or to better assure and confirm unto the Collateral Agent or the Insurer its rights, powers and remedies hereunder.

                  SECTION 9.12 Exercise of Rights by Insurer. All rights granted to the Insurer pursuant to this Agreement shall terminate during the pendency of a payment default by the Insurer under the Policy or during the pendency of a Surety Insolvency (as defined in the Insurance Agreement as in effect on the date hereof) and during such time the Insurer's rights may be exercised by the Collateral Agent or Company, provided, however, the Insurer's rights shall be reinstated in full, immedi ately upon the cure of such default.

                  SECTION 9.13 Characterization of the Transactions Contemplated by the Agreement; Tax Treatment. (a) The parties hereto agree that this Agreement shall constitute a security agreement under applicable law. The Seller hereby assigns to the Debtor all of its rights to payment under the UAFC Sale and Purchase Agree ment with respect to the Receivables and with respect to any obligations thereunder of UAC with respect to the Receivables; and the Debtor hereby assigns to the Collateral Agent, for the benefit of the Secured Parties, all of its rights to payment (i) under the Sale and Purchase Agreement, the UAFCC Sale and Purchase Agreement or pursuant to each Warehouse Transfer Agreement with respect to the Receivables and with respect to any obligations thereunder of the Seller, UAC or any party to the aforementioned agreements, as applicable, with respect to the Receivables, (ii) under or in connection with any Acceptable Hedging Arrangement and (iii) the rights assigned to the Debtor under this Section 9.13. The Collateral Agent agrees that upon any release of a Receivable or Contract to the Debtor, the Collateral Agent shall be deemed to have released its security interest therein and reassigned to the Debtor all of the Collateral Agent's rights under the Sale and Purchase Agreement, the UAFC Sale and Purchase Agreement, any Warehouse Transfer Agreement or the UAFCC Sale and Purchase Agreement with respect to such Receivable or Contract. The Debtor agrees that neither it nor the Collection Agent shall give any consent or waiver required or permitted to be given under the Sale and Purchase Agreement, the UAFC Sale and Purchase Agreement or the UAFCC Sale and Purchase Agreement with respect to the Receivables or the Contracts without the prior consent of either the Collateral Agent, the Administrative Agent or the Insurer.

                           (b) Each of the  parties  hereto  agrees to treat the
transac tions contemplated by this Agreement as a financing for federal income tax purposes and further agree to file on a timely basis all federal and other income tax returns consistent with such treatment.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Security Agreement as of the date first written above.

                                          ENTERPRISE FUNDING CORPORATION,
                                            as Company

                                          By: /s/ Bernard J. Angelo
                                                 Name: Bernard J. Angelo
                                                 Title:


                                          UAFC CORPORATION, as Debtor


                                          By: /s/ Leeanne W. Graziani
                                                 Name: Leeanne W. Graziani
                                                 Title:


                                          UNION ACCEPTANCE FUNDING
                                            CORPORATION, as Seller

                                          By: /s/ Maureen A. Schoch
                                                 Name: Maureen A. Schoch
                                                 Title:


                                          UNION ACCEPTANCE CORPORATION,
                                            individually and as Collection Agent


                                          By: /s/ Melanie S. Otto
                                                 Name: Melanie S. Otto
                                                 Title:

                                       MBIA INSURANCE CORPORATION,
                                          as Insurer

                                       By: /s/ Teresa Manning
                                              Name: Teresa Manning
                                              Title:


                                       BANK OF AMERICA, N.A.,
                                          as Collateral Agent and Bank Investor

                                       By: /s/ Michelle M. Heath
                                              Name: Michelle M. Heath
                                              Title: